                                                                     EXHIBIT 3.4



                AMENDED CERTIFICATE OF DESIGNATIONS, PREFERENCES
                           AND RIGHTS RELATING TO THE
                              IAM PREFERRED STOCK
                                       OF
                           TRANS WORLD AIRLINES, INC.


    The undersigned, Richard P. Magurno, Senior Vice President and General Counsel of Trans World Airlines, Inc., a corporation organized and existing under the laws of the State of Delaware (the "Corporation"), does hereby certify on behalf of the Corporation:

    FIRST: That the Board of Directors of this Corporation have duly filed resolutions, filed with the minutes of the Board, setting forth the proposed amendment and restatement of the Certificate of Designations, Preferences and Rights Relating to the IAM Preferred Stock of this Corporation, declaring said amendment to be advisable. The resolution setting forth the proposed amendment and restatement is as follows:

   RESOLVED, that the Certificate of Designations, Preferences and Rights Relating to the IAM Preferred Stock of this Corporation be amended to increase the total number of shares of IAM Preferred Stock authorized for issuance from 3,821,473 to 6,380,528; and

   RESOLVED, that the Certificate of Designations, Preferences and Rights Relating to the IAM Preferred Stock of this Corporation be amended to read as follows:

   FIRST:    The name of the Corporation is Trans World Airlines, Inc.

   SECOND: The Restated Certificate of Incorporation of the Corporation was filed in the Office of the Secretary of State of the State of Delaware on November 3, 1993, and amended and restated pursuant to the Amended and Restated Certificate of Incorporation of Trans World Airlines, Inc. filed in the Office of the Secretary of State of the State of Delaware, and effective on August 23, 1995, and further amended and restated pursuant to the Second Amended and Restated Certificate of Incorporation of Trans World Airlines, Inc. filed in the Office of the Secretary of State of the State of Delaware on November 21, 1995 (as corrected on April 29, 1997), and further amended and restated pursuant to the Third Amended and Restated Certificate of Incorporation of Trans World Airlines, Inc. filed in the Office of the Secretary of State of the State of Delaware and effective on May 24, 1996 (as corrected on April 29, 1997) (as so amended, such Restated Certificate of Incorporation hereinafter referred to as the "Certificate of Incorporation").

   THIRD:    Pursuant to the provisions of Section 151(g) of the General
   Corporation Law of the State of Delaware and Article Fifth, Section 4 of the Certificate of

Incorporation, the Board of Directors of the Corporation (the "Board") adopted the following resolution:

       RESOLVED, that a series of preferred stock of the Corporation be and hereby is created (the "IAM Preferred Stock"), and that the designation and amount thereof and the voting powers, preferences and relative, participating, optional or other special rights, and the qualifications, limitations and restrictions thereof, are as follows:

           Section 1. Designation. The shares of such series shall be designated "IAM Preferred Stock."

           Section 2. Number of Shares. The number of shares constituting the IAM Preferred Stock shall be 6,380,528.

           Section 3. Par Value. The IAM Preferred Stock shall have a stated par value of $.01 per share.

           Section 4. Rank. (a) Other than the Liquidation Preference described in Section 6 hereof, the IAM Preferred Stock shall, with respect to dividend rights and rights upon any liquidation, dissolution or winding up of the Corporation, rank on a parity with the common stock of the Corporation, par value $.01 per share (the "Common Stock").

           (b) All equity securities of the Corporation as to which the IAM Preferred Stock may rank prior with respect to dividends and upon liquidation, dissolution, winding up or otherwise are collectively referred to herein as the "Junior Securities"; all equity securities of the Corporation as to which the IAM Preferred Stock may rank on a parity as to any one of dividends or upon liquidation, dissolution, winding up or otherwise and does not rank senior as to any of the same are collectively referred to herein as the "Parity Securities"; and all equity securities of the Corporation as to which the IAM Preferred Stock may rank junior, whether with respect to dividends or upon liquidation, dissolution, winding up or otherwise, are collectively referred to herein as the "Senior Securities." The IAM Preferred Stock shall be subject to the creation of Junior Securities, Parity Securities and Senior Securities.

           (c) In the event of a stock split effected in the form of a dividend, reverse stock split, recapitalization or similar fundamental change in the rights or number of shares of the Common Stock, an equitably similar change shall be effected in the IAM Preferred Stock to the end of maintaining the IAM Preferred Stock as the functional equivalent of

           Common Stock on a share per share basis except with respect to (i) the Liquidation Preference described in Section 6 hereof and (ii) the right of the holders of IAM Preferred Stock to elect directors to the Board as provided in Section 7 hereof.

           Section 5. Dividends. Subject to the rights of holders of Senior Securities, the holders of the IAM Preferred Stock shall be entitled to receive, when, as and if declared by the Board, out of funds legally available therefor, dividends payable in cash, stock or otherwise. No dividend shall be paid on the Common Stock unless an equivalent dividend is paid on the IAM Preferred Stock, which dividend shall be in the same amount per share and in the same medium as that paid on the Common Stock; provided, however, that stock
                                             --------  -------
           dividends declared on the Common Stock and the IAM Preferred Stock shall be payable in shares of Common Stock and IAM Preferred Stock, respectively.

           Section 6. Liquidation Preference. Subject to the rights of holders of Senior Securities, upon any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, the holders of IAM Preferred Stock shall be entitled to and be paid the sum of $.01 per share from the net assets of the Corporation (the "Liquidation Preference") before any amounts are paid to or on account of the holders of Common Stock, and thereafter the remaining net assets of the Corporation shall be distributed pro rata to the holders of the IAM Preferred Stock, the Common Stock and such other equity securities of the Corporation which rank on a parity with such stock with respect to such rights, all in accordance with their respective rights and interests.

           Section 7. Voting Rights. The holders of the IAM Preferred Stock shall have the following voting rights:

           (a) The holders of the IAM Preferred Stock shall be entitled to one vote for each share of IAM Preferred Stock held of record by such holder as of the record date for a meeting of the Corporation's stockholders (i) on each matter submitted to a vote at such meeting other than the election of directors and (ii) for each of the directors to be elected by the holders of IAM Preferred Stock at an annual meeting of the Corporation's stockholders pursuant to this
           Section 7.

           (b) So long as any shares of IAM Preferred Stock are outstanding and in accordance with Article Ninth of the Certificate of Incorporation, the holders of the IAM Preferred Stock shall have the following rights with respect to the election of directors;

              (i) the exclusive right to elect to the Board two (2) directors (each such director, an "IAM Director"), one of which shall be a Class II director and one of which shall be a Class III director; and

              (ii) in the event that the IAM Directors, together with the aggregate number of directors elected by the holders of the shares of the Corporation's two series of preferred stock designated "ALPA Preferred Stock" and "IFFA Preferred Stock," respectively, shall be fewer than twenty-two and one-half percent (22.5%) of the total number of directors comprising the Board, then the holders of the IAM Preferred Stock, ALPA Preferred Stock and IFFA Preferred Stock voting as a single class shall have the right to elect additional directors to the Board so that the aggregate number of directors elected by the holders of the IAM Preferred Stock, ALPA Preferred Stock and IFFA Preferred Stock shall constitute at least 22.5% of the total number of directors comprising the Board.

           (c) At each meeting of stockholders at which the holders of the IAM Preferred Stock shall have the exclusive right to elect IAM Directors as provided in paragraph (b) of this Section 7, the presence in person or by proxy of the holders of record of one-third (1/3) of the total number of shares of the IAM Preferred Stock then outstanding shall be necessary and sufficient to constitute a quorum of such series for such election by such stockholders as a series. At any such meeting or adjournment thereof:

              (i) The absence of a quorum of the holders of IAM Preferred Stock shall not prevent the election of directors other than the IAM Directors, and the absence of a quorum of the holders of any other class or series of stock for the election of such other directors shall not prevent the election of the IAM Directors; and

              (ii) In the absence of either or both such quorums, a majority of the holders present in person or by proxy of the class or series which lack a quorum shall have the power to adjourn for a period of up to thirty (30) days the meeting for election of directors which they are entitled to elect from time to time without notice other than announcement at the meeting until a quorum shall be present.

           (d) Subject to Article Ninth of the Certificate of Incorporation, any vacancies on the Board resulting from the death, resignation, disqualification, or removal of any IAM Director shall be filled only by a vote of the holders of the IAM Preferred Stock.

           (e) The IAM Preferred Stock shall be deemed "Voting Stock" for purposes of the Certificate of Incorporation.

           Section 8. Conversion. Each share of IAM Preferred Stock shall automatically convert into one share of Common Stock upon the withdrawal of such share of IAM Preferred Stock from the trust in which such stock is held. The certificate or certificates for shares of IAM Preferred Stock so converted may be surrendered to any transfer agent of the Corporation for such IAM Preferred Stock, duly endorsed in blank for transfer. As soon as practicable after the surrender of such certificate or certificates as provided above, the Corporation shall cause to be issued and delivered, at the office of such transfer agent, to or on the order of the holder of the certificates thus surrendered, a certificate or certificates for the number of shares of Common Stock issuable hereunder upon the conversion of such shares of IAM Preferred Stock.

           Section 9. Amendment. This Certificate of Designations, Preferences and Rights Relating to the IAM Preferred Stock may be amended only upon the unanimous approval of the holders of record of the outstanding shares of IAM Preferred Stock.

   This Amended Certificate of Designations, Preferences and Rights Relating to the IAM Preferred Stock shall be effective as of the date filed.

SECOND: That shareholder approval of the amendment to the Certificate of Designations, Preferences and Rights Relating to the IAM Preferred Stock is not required pursuant to Section 151(g) under the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, the undersigned has executed this Amended Certificate of Designations, Preferences and Rights Relating to the IAM Preferred Stock and does affirm the foregoing as true under the penalties of perjury this 29th day of April, 1997.

                             TRANS WORLD AIRLINES, INC.

                        By:  /s/ Richard P. Magurno
                             ----------------------
                             Richard P. Magurno
                             Senior Vice President and
                             General Counsel
ATTEST:


By: /s/ Kathleen A. Soled
    ---------------------
    Kathleen A. Soled
    Corporate Secretary

                                                            EXHIBIT 3.4


                          THIRD AMENDED AND RESTATED
                         CERTIFICATE OF INCORPORATION
                                      OF
                          TRANS WORLD AIRLINES, INC.

          (which further amends and restates the Second Amended and Restated Certificate of Incorporation of Trans World Airlines, Inc. originally incorporated on August 15, 1978 as "New TWA Corporation")

          The undersigned, Jeffrey H. Erickson, President and Chief Executive Officer of Trans World Airlines, Inc. (the "Corporation"), a corporation organized and existing under and by virtue of the provisions of the General Corporation Law of the State of Delaware ("GCL"), does hereby certify on behalf of the Corporation as follow:

          That pursuant to the provisions of Section 245 of the GCL, the Corporation's Second Amended and Restated Certificate of Incorporation dated November 16, 1995 be amended and restated by deleting the text therein in its entirety and inserting in lieu thereof the following:

          ARTICLE FIRST. The name of the corporation is Trans World Airlines, Inc. (the "Corporation").

          ARTICLE SECOND. The address of the Corporation's registered office in the State of Delaware is 1209 Orange Street, City of Wilmington, County of New Castle, Delaware 19801. The name of the Corporation's registered agent at such address is The Corporation Trust Company.

          ARTICLE THIRD. The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the GCL, except that the Corporation shall not in any state, territory, district, possession or country carry on any business or exercise any powers which a corporation organized under the laws thereof could not carry on or exercise.

          ARTICLE FOURTH.  Intentionally left blank.

          ARTICLE FIFTH. Section 1. Authorized Capital Stock. The Corporation is authorized to issue two classes of capital stock. The total number of shares of capital stock that the Corporation is authorized to issue is two hundred eighty seven million five hundred thousand (287,500,000) shares, consisting of
(i) one hundred fifty million (150,000,000) shares of common stock with a par value of $.01 per share (the "Common Stock") and (ii) one hundred thirty seven million five hundred thousand (137,500,000) shares of preferred stock with a par value of $.01 per share (the "Preferred Stock").

           Section 2. Intentionally left blank.

           Section 3. Common Stock. Except as may otherwise be provided in any Preferred Stock Designation (as hereinafter defined), the holders of Common Stock will be entitled to one vote for each share of Common Stock held of record by such holder as of the record date for such meeting (i) on each matter submitted to a vote at a meeting of stockholders and (ii) for each of the directors to be elected at an annual meeting of shareholders. Except as may otherwise be provided in any Preferred Stock Designations, (i) the holders of the Common Stock shall be entitled to receive, when, as and if declared by the Board of Directors of the Corporation (the "Board"), out of funds legally available therefor, dividends payable in cash, stock or otherwise, and (ii) upon any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, the remaining net assets of the Corporation shall be distributed pro rata to the holders of the Common Stock in accordance with their respective rights and interests.

           Section 4. Preferred Stock. The Preferred Stock shall be issued in one or more series. The Board is hereby authorized to issue shares of Preferred Stock and to fix before issuance the number of shares to be issued and the designation, relative powers, preferences, and rights and qualifications, limitations, or restrictions of all shares. The authority of the Board will include, without limiting the generality of the foregoing, the determination of any or all of the following: (a) the number of shares and the designation to distinguish the shares; (b) the voting powers, if any, and whether such voting powers are full or limited; (c) the redemption provisions, if any, including the redemption price or prices to be paid; (d) whether dividends, if any, will be cumulative or noncumulative, the dividend rate, and the dates and preferences of dividends; (e) the rights upon the voluntary or involuntary dissolution of, or upon any distribution of the assets of, the Corporation; (f) the provisions, if any, of a sinking fund; and (g) any other relative, participating, optional, or other special powers, preferences, rights, qualifications, limitations, or restrictions thereof; all as may be determined by the Board and stated in the resolution or resolutions providing for the issuance or issuances of such Preferred Stock (each such designation is collectively, the "Preferred Stock Designation").

           ARTICLE SIXTH. The Board may make, amend, and repeal the By-Laws of the Corporation. Any By-Law made by the Board under the powers conferred hereby may be amended or repealed by the Board (except as specified in any such By-Law so made or amended) or by the Corporation's stockholders in the manner provided in the By-Laws of the Corporation; provided, however, that notwithstanding anything in the By-Laws to the contrary, no provision of the By-Laws may be adopted, amended, altered or repealed by the holders of the Company's capital stock other than by the affirmative vote of the holders of three-fourths or more of the then outstanding shares of Voting Stock (defined below) voting together as a single class. The Corporation may in its By-Laws confer powers upon the Board in addition to the foregoing and in addition to the powers and authorities expressly conferred upon the Board by applicable law. For the purposes of this Third Amended and Restated Certificate of Incorporation, the term "Voting Stock" means stock of the Corporation of all classes and series entitled to vote generally in the election of directors and shall not include any class or series of preferred stock of the Corporation unless the certificate of designations, preferences and rights for such class or series shall specifically state that such class or series shall be deemed Voting Stock for purposes of this Article Sixth. Notwithstanding anything contained in this Third Amended and Restated Certificate of Incorporation to the contrary, the affirmative vote of the holders of at least three-fourths of the Voting Stock, voting together as a single class, is required to amend or repeal, or to adopt any provisions inconsistent with, this Article Sixth.

           ARTICLE SEVENTH. The existence of the Corporation shall be perpetual.

           ARTICLE EIGHTH.  Subject to the rights of holders of Preferred Stock:

           (a) any action required or permitted to be taken by the stockholders of the Corporation must be effected at duly called annual or special meeting of stockholders of the Corporation and may not be effected by any consent in writing of such stockholders; and (b) special meetings of stockholders of the Corporation may be called only by (i) the Chairman of the Board (the "Chairman"), (ii) the Corporate Secretary of the Corporation (the "Secretary") within ten(10) calendar days after receipt of the written request of a majority of the total number of Directors that the Corporationwould have if there were no vacancies, provided, however, that the total number of Directors shall be determined without inclusion of Directors to be named by holders of Preferred Stock until such persons have been elected in accordance with the By-Laws of the Corporation (the "Whole Board"), and (iii) as provided in Section 2.3(b) of the By-Laws.

           At any annual meeting or special meeting of stockholders of the Corporation, only such business will be conducted or considered as has been brought before such meeting in the manner provided in the By-Laws of the Corporation. Notwithstanding anything contained in this Third Amended and Restated Certificate of Incorporation to the contrary, the affirmative vote of at least a majority of the Voting Stock, voting together as a single class, will be required to amend or repeal, or adopt any provision inconsistent with, this Article Eighth.

           ARTICLE NINTH. Section 1. Number, Election and Terms of Directors. The Board shall be reconstituted pursuant to the Plan of Reorganization and
Section 303 of the GCL. Subject to the rights, if any, of the holders of Preferred Stock to elect additional Directors under circumstances specified in the Preferred Stock Designation, the number of Directors of the Corporation shall be fifteen (15). The Directors, other than those who may be elected by the holders of Preferred Stock, shall be classified with respect to the time for which they severally hold office into three (3) classes of five (5) Directors per class, designated Class I, Class II and Class III. Effective upon November 3, 1993, the following persons shall be Directors of the Corporation pursuant to the Confirmation Order and Section 303 of the GCL: in Class I, William R. Howard, Glenn R. Zander, Robert H. H. Wilson, Eugene Conese, Sr. and Lawrence K. Roos; in Class II, Gerald Gitner, Myron Kaplan, William O'Driscoll, William Compton and Victoria Frankovich; in Class III, James A. Lawrence, Thomas Meagher, Joseph Reddington, Donald Craib and Timothy Connolly. The Directors first appointed to Class I will hold office for a term expiring at the annual meeting of stockholders to be held in 1994; the Directors first appointed to Class II will hold office for a term expiring at the annual meeting of stockholders to be held in 1995; and the Directors first appointed to Class III will hold offices for a term expiring at the annual meeting of stockholders to be held in 1996. The members of each such class will hold office until their successors are elected and qualified. The subsequent terms of service for all Directors will be three (3) years for the second term and one (1) year for each term thereafter for all Directors, regardless of their classification. Subject to the rights, if any, of the holders of Preferred Stock to elect additional Directors under circumstances specified in the Preferred Stock Designation, Directors may be elected by the stockholders only at an annual meeting of stockholders. Election of Directors need not be by written ballot unless requested by the Chairman or by the holders of a majority of the Voting Stock present in person or represented by proxy at a meeting of the stockholders at which Directors are to be elected.

          Section 2. Nomination of Director Candidates. Except as otherwise provided herein, advance notice of stockholder nominations for the election of Directors must be given in the manager provided in the By-Laws of the Corporation. The reconstituted Board of Directors, as set forth in Section 1 of this Article Ninth, was nominated as follows: the management of the Corporation nominated William R. Howard, Glenn R. Zander, and Robert H.H. Wilson as Directors in Class I; the Creditors' Committee (as hereinafter defined) nominated Eugene Conese, Sr. and Lawrence K. Roos as Directors in Class I, Gerald Gitner and Myron Kaplan as Directors in Class II and James A. Lawrence, Thomas Meagher, Joseph Reddington and Donald Craib as Directors in Class III; IAM (as hereinafter defined) nominated William O'Driscoll as a Director in Class II and Timothy Connolly as a Director in Class III; ALPA (as hereinafter defined) nominated William Compton as a Director in Class II; and IFFA nominated Victoria Frankovich as a Director in Class II. In connection with the first three annual elections of Directors following November 3, 1993, the Board will, at least seventy-five (75) calendar days prior to the date of the relevant election, request the continuing Directors who were nominated by the same Original Nominating Entity (as hereinafter defined) as the Director whose term is then expiring to nominate a person to succeed the retiring Director. If no such Directors remain, the Board will, at least seventy-five (75) calendar days prior to the date of the relevant election, request nomination of a person from such Original Nominating Entity. Such nomination shall be accompanied by the signed consent of the nominee to serve as Director of the Corporation if elected and information about the nominee as would be required to be included in a proxy statement filed pursuant to the proxy rules of the Securities and Exchange Commission had the nominee been nominated, or intended to be nominated, by the Board. Not more than five (5) business days after receipt of the nomination, the Board of Directors will advise the nominating Directors or the Original Nominating Entity, as the case may be, if the nominee is not acceptable. If such notice of unacceptability is given, the Directors or entity making the nomination will provide an additional nominee or nominees. A notice of unacceptability may be given by the Board of Directors only after obtaining an opinion of outside counsel stating that the acceptance of the relevant nominee would be a breach of fiduciary duty of the Board to the stockholders of the Corporation. If no notice of unacceptability is given, the nominee shall be deemed to be acceptable to the Board of Directors to fill the position of the vacating director. If a notice of unacceptability is given, the Original Nominating Entity or Directors, as the case may be, and the Board of Directors will, in good faith, repeat the foregoing procedures until an acceptable nominee if found.

          Vacancies on the Board created by resignation, removal or otherwise and occurring prior to the third annual election of Directors and as to Directors elected at such third annual election shall be filled by a nominee of the remaining Directors who were nominated by the same Original Nominating Entity as the vacating Director. If no such Directors remain, the Board will request nomination of a person for the vacant directorship from the Original Nominating Entity which nominated the vacating Director. Promptly upon receipt of such name, the Board will advise the nominating Director or entity, as the case may be, if the nominee is not acceptable. If such notice of unacceptability is given, the Directors or entity making the nomination will provide an additional nominee or nominees. A notice of unacceptability may be given by the Board only after obtaining an opinion of outside counsel stating the acceptance of the relevant nominee would be a breach of fiduciary duty of the Board to the stockholders of the Corporation. If no notice of unacceptability is given, the nominee shall fill the position of the vacating Director. If a notice of unacceptability is given, the Original Nominating Entity or Directors, as the case may be, and the Board will, in good faith, repeat the foregoing procedures until an acceptable nominee is found.

The following terms shall have the following meanings:

          "ALPA" mean the Air Line Pilots Association, International.

          "Creditors' Committee" means the Official Unsecured Creditors' Committee of the Corporation appointed by the Office of the United States Trustee pursuant to Section 1102 of the Bankruptcy Code in the bankruptcy case captioned In re Trans World Airlines, Inc. (Case No. 92-115) filed in the United States Bankruptcy Court for the District of Delaware.

          "IAM" means the International Association of Machinists and Aerospace Workers.

          "IFFA" means the Independent Federation of Flight Attendants.

          "Original Nominating Entity" means, as applicable, each of the management of the Corporation, ALPA, IAM, IFFA and the Creditors' Committee until dissolved and thereafter in lieu thereof, the Voting Trust.

          "Voting Trust" means the voting trust established pursuant to the Plan of Reorganization for holding shares of Common Stock.

          Section 3. Newly Created Directorships and Vacancies. Subject to the rights, if any, of the holders of Preferred Stock to elect additional Directors under circumstances specified in the Preferred Stock Designation, and subject to the provisions of Section 2 of this Article Ninth and Article III of the By-Laws regarding appointment of successor Directors, any vacancies on the Board resulting from death, resignation, disqualification, removal or other cause will be filed solely by the affirmative vote of a majority of the remaining Directors then in office, even though less than a quorum of the Board, or by a sole remaining Director. Any Director elected in accordance with the preceding sentence will hold office for the remainder of the full term of the class of Directors in which the vacancy occurred and until such Director's successor has been elected and qualified. No decrease in the number of Directors constituting the Board may shorten the term of any incumbent Director.

          Section 4. Removal. Subject to the rights, if any, of the holders of Preferred Stock to elect additional Directors under circumstances specified in the Preferred Stock Designation, and Section 2 of this Article Ninth and Article III of the By-Laws, any Director may be removed from office by the stockholders only for cause and only in the manner provided in this Section 4. At any annual meeting or special meeting of the stockholders, the notice of which states that the removal of a Director or Directors is among the purposes of the meeting, the affirmative vote of the holders of at least a majority of the Voting Stock, voting together as a single class, may remove such Director or Directors for cause.

          Section 5. Meetings of Board. Except as otherwise provided herein, at all meetings of the Board, a majority of the Whole Board shall be required to constitute a quorum for the transaction of business. No action may be taken at a meeting at which a quorum is not present, except to vote to adjourn such meeting or fill a vacancy on the Board. Except as otherwise provided herein, no action shall be taken by the Corporation unless such action is authorized by the affirmative vote of a majority of the Directors in attendance at a meeting at which a quorum is present.

          Section 5. Amendment, Repeal, Etc. Notwithstanding anything contained in this Amended and Restated Certificate of Incorporation to the contrary, the affirmative vote of at least eighty percent (80%) of the Voting Stock, voting together as a single class, is required to amend or repeal, or adopt any provision inconsistent with, this Article Ninth.

          ARTICLE TENTH. To the full extent permitted by the GCL or any applicable law currently or hereinafter in effect, a Director of the Corporation shall not be personally liable either to the Corporation or to any stockholder for monetary damages for breach of fiduciary duty as a Director, except for liability of a Director (i) for any breach of the Director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions which are not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) for an act or omission for which the liability of such Director is expressly provided under the GCL or (iv) for any transaction from which the Director derived an improper personal benefit. Neither amendment nor repeal of this Article Tenth nor the adoption of any provision of this Third Amended and Restated Certificate of Incorporation inconsistent with this Article Tenth shall eliminate or reduce the effect of this Article Tenth in respect of any matter occurring or any cause of action, suit or claim that, but for this Article Tenth, would accrue or arise, prior to such amendment, repeal or adoption of an inconsistent provision. This Article Tenth shall not eliminate or limit the personal liability of a Director for any act or omission occurring prior to the effective date hereof.

          No contact or transaction between the Corporation and one or more of its directors, officers, or stockholders or between the Corporation or any person (as used herein "person" means any other corporation, partnership, association, firm, trust, joint venture, political subdivision, or instrumentality) or other organization in which one or more of its directors, officers, or stockholders are directors, officers, or stockholders, or have a financial interest, shall be void or voidable solely for this reason, or solely because the director or officer is present at or participates in the meeting of the Board or committee which authorizes the contract or transaction, or solely because his, her or their votes are counted for such purpose, if: (i) the material facts as to his, her or their relationship or interest and as to the contract or transaction are disclosed or are known to the Board or the committee, and the Board or the committee, in good faith, authorizes the contract or transaction by the affirmative votes of a majority of the disinterested directors, even though the disinterested directors are less than a quorum; or (ii) the material facts as to his, her or their relationship or interest and as to the contact or transaction are disclosed or are known to the stockholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the stockholders; or (iii) the contract or transaction is fair as to the Corporation as of the time it is authorized, approved, or ratified by the Board, a committee thereof, or the stockholders. Common or interested directors may be counted in determining the presence of a quorum at a meeting of the Board or of a committee which authorizes the contract or transaction. Any amendment or repeal of, or adoption of any provision inconsistent with, this Article Tenth will not adversely affect any right or protection existing hereunder, or arising out of facts occurring, prior to such amendment, repeal, or adoption, and no such amendment, repeal, or adoption will affect the legality, validity, or enforceability of any contact entered into or right granted prior to the effective date of such amendment, repeal, or adoption.

          ARTICLE ELEVENTH. The Corporation shall indemnity any person who was or is a party or is threatened to be made a party to, or testifies in, any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative in nature, by reason of the fact that such person is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, employee benefit plan, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding to the full extent permitted by law, and the Corporation may adopt By-Laws or enter into agreements with any such person for the purpose of providing for such indemnification.

          To the extent that a director or officer of the Corporation has been successful on the merits or otherwise (including without limitation settlement by nolo contendere) in defense of any action, suit or proceeding referred to in the immediately preceding paragraph, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection therewith.

          Expenses incurred by an officer, director, employee or agent in defending or testifying in a civil, criminal, administrative or investigative action, suit or proceeding may be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or office to repay such amount if it shall ultimately be determined that such director or officer is not entitled to be indemnified by the Corporation against such expenses as authorized by this Article Eleventh, and the Corporation may adopt By-Laws or enter into agreements with such persons for the purpose of providing for such advances.

          The indemnification permitted by Article Eleventh shall not be deemed exclusive of any other rights to which any person may be entitled under any agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person's official capacity and as to action in another capacity while holding an office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such person.

          The Corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, employee benefit plan trust or other enterprise, against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person's status as such, whether or not the Corporation would have the power to indemnify such person against such liability under the provisions of this Article Eleventh or otherwise.

          If the GCL is amended to further expand the indemnification permitted to directors, officers, employees or agents of the Corporation, then the Corporation shall indemnify such persons to the fullest extent permitted by the GCL, as so amended.

          Nothing contained in this Third Amended and Restated Certificate of Incorporation shall be deemed to reinstate any obligation of the Corporation to indemnify any person or entity, which was otherwise released under or in connection with that certain Settlement Agreement, dated as of January 5, 1993 (the "Settlement Agreement") among Trans World Airlines, Inc., Official Unsecured Creditors' Committee of Trans World Airlines, Inc., Pension Benefit Guaranty Corporation, International Association of Machinists and Aerospace Workers, Independent Federation of Flight Attendants, Air Line Pilots Association, International, Transport Workers Union of America, Carl C. Icahn, The Icahn Entities (as set forth therein), and Pichin Corp., as the Icahn Sponsor or which was otherwise expressly released or discharged.

          ARTICLE TWELFTH. The Corporation reserves the right to amend, alter, change or repeal any provision of this Third Amended and Restated Certificate of Incorporation in the manner now or hereafter prescribed by statute or herein, and all rights conferred upon stockholders herein are granted subject to this reservation.

          ARTICLE THIRTEENTH. The affirmative vote of at least two-thirds of the Voting Stock of the Corporation, voting together as a single class, shall be necessary for the purpose of authorizing or effecting any of the following actions prior to September 1, 2000: (a) any merger or consolidation of the Corporation with or into any other entity; (b) any business combination within the meaning of Section 203 of the Delaware General Corporation Law; (c) any dissolution or liquidation of the Corporation; and (d) any repurchase, retirement or redemption of the Corporation's capital stock or other securities, issued after the effective date of this Article Thirteenth, prior to their scheduled maturity or expiration except for mandatory redemptions of any redeemable preferred stock of the Corporation and redemptions out of the proceeds of any substantially concurrent offering of comparable or junior securities unless such matter referred to in (a) through (d) shall have been approved by a vote of at least eighty percent (80%) of the Board of Directors then in office in which event no vote by the holders of Voting Stock shall be required except to the extent otherwise required by this Certificate of Incorporation, by law or as the Board of Directors may recommend by the affirmative vote of a majority of the Board of Directors then in office. This Article Thirteenth will terminate on September 1, 2000.

          IN WITNESS WHEREOF, Jeffrey H. Erickson, a duly authorized representative of the Corporation, has signed this Third Amended and Restated Certificate of Incorporation on this, the 23rd day of May, 1996.


                                      TRANS WORLD AIRLINES, INC.



                                      By: /s/ Jeffrey H. Erickson
                                          -----------------------
                                              Jeffrey H. Erickson
                                              Its: President and
                                              Chief Executive Officer

ATTEST:

By:  /s/ Kathleen A. Soled
     ---------------------
         Kathleen A. Soled
Its:  Corporate Secretary

[CORPORATE SEAL]

STATE OF MISSOURI          )
                           )    SS
COUNTY OF ST. LOUIS CITY   )


          The undersigned, a Notary Public in and for the aforesaid County and State, certifies that on this 23rd day of May, 1996, Jeffrey H. Erickson, the President and Chief Executive Officer of Trans World Airlines, Inc. (the "Corporation") and Kathleen A. Soled, Corporate Secretary of the Corporation, known to me personally to be such, duly executed the foregoing Certificate before me and acknowledged said Certificate to be their act and deed made on behalf of the Corporation, and acknowledged that the facts stated therein are true. The signatures on the attached Certificate of said President and Chief Executive Officer and Corporate Secretary of the Corporation are in the handwriting of said President and Chief Executive Officer and said Corporate Secretary, respectively, and the seal affixed to the Certificate is the corporate seal of the Corporation.

          IN WITNESS WHEREOF, I have hereunto set my hand and seal of office this 23rd day of May, 1996.


   /s/ Barbara A. Creely
-----------------------------
Notary Public


Barbara A. Creely, Notary Public
(Notarial Seal)
St. Louis County, State of Missouri
My Commission Expires 6/30/97

              CERTIFICATE OF DESIGNATIONS, PREFERENCES AND RIGHTS
                                RELATING TO THE
                              IAM PREFERRED STOCK
                                      OF
                          TRANS WORLD AIRLINES, INC.


     The undersigned, Robert Peiser, Executive Vice President and Chief Financial Officer of Trans World Airlines, Inc., a corporation organized and existing under the laws of the State of Delaware (the "Corporation"), does hereby certify on behalf of the Corporation:

     FIRST:  The name of the Corporation is Trans World Airlines, Inc.

     SECOND: The Restated Certificate of Incorporation of the Corporation was filed in the Office of the Secretary of State of the State of Delaware on November 3, 1993, and amended and restated pursuant to the Amended and Restated Certificate of Incorporation of Trans World Airlines, Inc. filed in the Office of the Secretary of State of the State of Delaware, and effective on August 23, 1995 (as so amended, such Restated Certificate of Incorporation hereinafter referred to as the "Certificate of Incorporation").

     THIRD: Pursuant to the provisions of Section 151(g) of the General Corporation Law of the State of Delaware and Article Fifth, Section 4 of the Certificate of Incorporation, the Board of Directors of the Corporation (the "Board") adopted the following resolution:

          RESOLVED, that a series of preferred stock of the Corporation be and hereby is created (the "IAM Preferred Stock"), and that the designation and amount thereof and the voting powers, preferences and relative, participating, optional or other special rights, and the qualifications, limitations and restrictions thereof, are as follows:

          Section 1. Designation. The shares of such series shall be designated "IAM Preferred Stock."

          Section 2. Number of Shares. The number of shares constituting the IAM Preferred Stock shall be Three Million Eight Hundred Twenty-One Thousand Four Hundred and Seventy-Three (3,821,473).

          Section 3. Par Value. The IAM Preferred Stock shall have a stated par value of $.01 per share.

          Section 4. Rank. (a) Other than the Liquidation Preference described in Section 6 hereof, the IAM Preferred Stock shall, with respect to dividend rights and rights upon any liquidation, dissolution or winding up of the Corporation, rank on a parity with the common stock of the Corporation, par value $.01 per share (the "Common Stock").

               (b) All equity securities of the Corporation as to which the IAM Preferred Stock may rank prior with respect to dividends and upon liquidation, dissolution, winding up or otherwise are collectively referred to herein as the "Junior Securities;" all equity securities of the Corporation as to which the IAM Preferred Stock may rank on a parity as to any one of dividends or upon liquidation, dissolution, winding up or otherwise and does not rank senior as to any of the same are collectively referred to herein as the "Parity Securities;" and all equity securities of the Corporation as to which the IAM Preferred Stock may rank junior, whether with respect to dividends or upon liquidation, dissolution, winding up or otherwise, are collectively referred to herein as the "Senior Securities." The IAM Preferred Stock shall be subject to the creation of Junior Securities, Parity Securities and Senior Securities.

               (c) In the event of a stock split effected in the form of a dividend, reverse stock split, recapitalization or similar fundamental change in the rights or number of shares of the Common Stock, an equitably similar change shall be effected in the IAM Preferred Stock to the end of maintaining the IAM Preferred Stock as the functional equivalent of Common Stock on a share per share basis except with respect to (i) the Liquidation Preference described in Section 6 hereof and (ii) the right of the holders of IAM Preferred Stock to elect directors to the Board as provided in
     Section 7 hereof.

          Section 5. Dividends. Subject to the rights of holders of Senior Securities, the holders of the IAM Preferred Stock shall be entitled to receive, when, as and if declared by the Board, out of funds legally available therefor, dividends payable in cash, stock or otherwise. No dividend shall be paid on the Common Stock unless an equivalent dividend is paid on the IAM Preferred Stock, which dividend shall be in the same amount per share and in the same medium as that paid on the Common Stock; provided, however, that stock dividends declared on the Common Stock and
     --------  -------
     the IAM Preferred Stock shall be payable in shares of Common Stock and IAM Preferred Stock, respectively.

          Section 6. Liquidation Preference. Subject to the rights of holders of Senior Securities, upon any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, the holders of IAM Preferred Stock shall be entitled to and be paid the sum of $.01 per share from the net assets of the Corporation (the "Liquidation Preference") before any amounts are paid to or on account of the holders of Common Stock, and thereafter the remaining net assets of the Corporation shall be distributed pro rata to the holders of the IAM Preferred Stock, the Common Stock and such other equity securities of the Corporation which rank on a parity with such stock with respect to such rights, all in accordance with their respective rights and interests.

          Section 7. Voting Rights. The holders of the IAM Preferred Stock shall have the following voting rights:

               (a) The holders of the IAM Preferred Stock shall be entitled to one vote for each share of IAM Preferred Stock held of record by such holder as of the record date for a meeting of the Corporation's stockholders (i) on each matter submitted to a vote at such meeting other than the election of directors and (ii) for each of the directors to be elected by the holders of IAM Preferred Stock at an annual meeting of the Corporation's stockholders pursuant to this Section 7.

               (b) So long as any shares of IAM Preferred Stock are outstanding and in accordance with Article Ninth of the Certificate of Incorporation, the holders of the IAM Preferred Stock shall have the following rights with respect to the election of directors;

                    (i) the exclusive right to elect to the Board two (2) directors (each such director, an "IAM Director"), one of which shall be a Class II director and one of which shall be a Class III director; and

                    (ii) in the event that the IAM Directors, together with the aggregate number of directors elected by the holders of the shares of the Corporation's two series of preferred stock designated "ALPA Preferred Stock" and "IFFA Preferred Stock," respectively, shall be fewer than twenty-two and one-half percent (22.5%) of the total number of directors comprising the Board, then the holders of the IAM Preferred Stock, ALPA Preferred Stock and IFFA Preferred Stock voting as a single class shall have the right to elect additional directors to the Board so that the aggregate number of directors elected by the holders of the IAM Preferred Stock, ALPA Preferred Stock and IFFA Preferred Stock shall constitute at least 22.5% of the total number of directors comprising the Board.

               (c) At each meeting of stockholders at which the holders of the IAM Preferred Stock shall have the exclusive right to elect IAM Directors as provided in paragraph (b) of this Section 7, the presence in person or by proxy of the holders of record of one-third (1/3) of the total number of shares of the IAM Preferred Stock then outstanding shall be necessary and sufficient to constitute a quorum of such series for such election by such stockholders as a series. At any such meeting or adjournment thereof:

                    (i) The absence of a quorum of the holders of IAM Preferred Stock shall not prevent the election of directors other than the IAM Directors, and the absence of a quorum of the holders of any other class or series of stock for the election of such other directors shall not prevent the election of the IAM Directors; and

                    (ii) In the absence of either or both such quorums, a majority of the holders present in person or by proxy of the class or series which lack a quorum shall have the power to adjourn for a period of up to thirty (30) days the meeting for election of directors which they are entitled to elect from time to time without notice other than announcement at the meeting until a quorum shall be present.

               (d) Subject to Article Ninth of the Certificate of Incorporation, any vacancies on the Board resulting from the death, resignation, disqualification, or removal of any IAM Director shall be filled only by a vote of the holders of the IAM Preferred Stock.

               (e) The IAM Preferred Stock shall be deemed "Voting Stock" for purposes of the Certificate of Incorporation.

          Section 8. Conversion. Each share of IAM Preferred Stock shall automatically convert into one share of Common Stock upon the withdrawal of such share of IAM Preferred Stock from the trust in which such stock is held. The certificate or certificates for shares of IAM Preferred

     Stock so converted may be surrendered to any transfer agent of the Corporation for such IAM Preferred Stock, duly endorsed in blank for transfer. As soon as practicable after the surrender of such certificate or certificates as provided above, the Corporation shall cause to be issued and delivered, at the office of such transfer agent, to or on the order of the holder of the certificates thus surrendered, a certificate or certificates for the number of shares of Common Stock issuable hereunder upon the conversion of such shares of IAM Preferred Stock.

          Section 9. Amendment. This Certificate of Designations, Preferences and Rights relating to the IAM Preferred Stock (the "Certificate of Designations") may be amended only upon the unanimous approval of the holders of record of the outstanding shares of IAM Preferred Stock.

     This Certificate of Designations, Preferences and Rights shall be effective as of August 23, 1995.

     IN WITNESS WHEREOF, the undersigned has executed this Certificate of Designations and does affirm the foregoing as true under the penalties of perjury this [ ] day of August, 1995.

                                    TRANS WORLD AIRLINES, INC.



                              By:   /s/ Robert Peiser
                                    -----------------
                                    Robert Peiser
                              Its:  Executive Vice President
                                    and Chief Financial Officer
ATTEST:


By:  /s/ Kathleen A. Soled
     ---------------------
     Kathleen A. Soled
Its: Secretary

[CORPORATE SEAL]

STATE OF MISSOURI   )
                    )    SS.
COUNTY OF ST. LOUIS )


     The undersigned, a Notary Public in and for the aforesaid County and State, certifies that on this ____ day of August, 1995, Robert Peiser, the Executive Vice President and Chief Financial Officer of Trans World Airlines, Inc. (the "Corporation") and Kathleen A. Soled, Secretary of the Corporation, known to me personally to be such, duly executed the foregoing Certificate before me and acknowledged said Certificate to be their act and deed made on behalf of the Corporation, and acknowledged that the facts stated therein are true. The signatures on the attached Certificate of said Chief Financial Officer and said Secretary of the Corporation are in the handwriting of said Chief Financial Officer and said Secretary, respectively, and the seal affixed to the Certificate is the corporate seal of the Corporation.

     IN WITNESS WHEREOF, I have hereunto set my hand and seal of office this 17 day of August, 1995.


                              /s/ Kristine R. Wall
                              --------------------
                              Notary Public

(Notarial Seal)

                              Kristine R. Wall
                              Notary Public-Notary Seal
                              State of Missouri
                              St. Louis County
                              My Commission Expires:  August 29, 1997

              CERTIFICATE OF DESIGNATIONS, PREFERENCES AND RIGHTS
                                RELATING TO THE
                     8% CUMULATIVE CONVERTIBLE EXCHANGEABLE
                                PREFERRED STOCK
                                       OF
                           TRANS WORLD AIRLINES, INC.


     The undersigned, Jeffrey H. Erickson, President and Chief Executive Officer of Trans World Airlines, Inc., a corporation organized and existing under the laws of the State of Delaware (the "Corporation"), does hereby certify on behalf of the Corporation:

     FIRST:   The name of the Corporation is Trans World Airlines, Inc.

     SECOND: The Restated Certificate of Incorporation of the Corporation was filed in the Office of the Secretary of State of the State of Delaware on November 3, 1993, as amended pursuant to the Amended and Restated Certificate of Incorporation filed in the Office of the Secretary of State of the State of Delaware on August 21, 1995 and effective as of August 23, 1995, as further amended and restated pursuant to the Second Amended and Restated Certificate of Incorporation filed in the Office of the Secretary of State of the State of Delaware on November 21, 1995 (as so amended, such Second Amended and Restated Certificate of Incorporation is hereinafter referred to as the "Certificate of Incorporation").

     THIRD: Pursuant to the provisions of Sections 141 and 151 of the General Corporation Law of the State of Delaware and Article Fifth, Section 4 of the Certificate of Incorporation, the Board of Directors of the Corporation (the "Board of Directors" or the "Board"), acting at a meeting duly convened and held on March 7, 1996, at which a quorum was at all times present and voting, adopted resolutions, which are in full force and effect and are not in conflict with any provisions of the Corporation's Certificate of Incorporation or Amended and Restated By-laws (the "By-laws"), which resolutions provided for the issuance of a series of the Corporation's preferred stock and conferred on a special committee of the Board (the "Pricing Committee") the full authority of the Board to fix the final number, terms, designations, relative rights, preferences and limitations of such stock.

    FOURTH: The Pricing Committee at meetings duly called and held on March 18, 1996 and March 21, 1996, at which a quorum was at all times present and voting, fixed the final number, terms, designations, relative rights, preferences and limitations of such stock as follows:

          Section 1. Designation and Par Value. Four Million Twenty Five Thousand (4,025,000) shares of the preferred stock of the Corporation are hereby constituted as a series of the preferred stock and designated as "8% Cumulative Convertible Exchangeable Preferred Stock" (the "8% Preferred Stock").

          Stated Capital. The amount to be represented in stated capital at all times for each share of 8% Preferred Stock shall be $.01.

          Section 2. Cash Dividends. The holders of 8% Preferred Stock shall be entitled to receive when, as and if declared by the Board of Directors out of funds legally available therefor, cash dividends, at the annual rate of 8% per annum per share (equivalent to $
4.00 per share per annum), and no more, which shall be fully cumulative and shall accrue without interest from the date of original issuance. Dividends and liquidated damages, if any, payable pursuant to the Registration Rights Agreement dated March 22, 1996 among the Corporation, PaineWebber Incorporated and Alex. Brown & Sons Incorporated, as it may be amended from time to time (the "Liquidated Damages"), if any, shall be paid quarterly in arrears on March 15, June 15, September 15, and December 15 of each year (each such date being referred to herein as a "Dividend Payment Date"), commencing with June 15, 1996 (and in the case of any accrued but unpaid dividends, at such additional times and for such interim periods, if any, as determined by the Board of Directors) to the holders of record as they appear on the stock books of the transfer agent for the Corporation (the "Transfer Agent") on such record dates, which shall be not more than 30 days nor less than 10 days preceding the Dividend Payment Dates, as fixed by the Board of Directors (the "8% Preferred Record Date"), provided that holders of shares of 8% Preferred Stock called for redemption on a redemption date falling between a 8% Preferred Record Date and the Dividend Payment Date shall, in lieu of receiving such dividend payment and Liquidated Damages, if any, on the Dividend Payment Date fixed therefore, receive such dividend payment together with all other accrued and unpaid dividends and Liquidated Damages, if any, on the date fixed for redemption (unless such holders convert such shares in accordance with the terms hereof, in which case such holders shall receive such payment on the corresponding Dividend Payment
Date). The amount of dividends payable per share of 8% Preferred Stock for each quarterly dividend period shall be computed by dividing the annual dividend amount per share by four. The amount of dividends payable for the initial dividend period and dividends payable for any other period that is shorter or longer than a full quarterly dividend period shall be computed on the basis of a 360-day year of twelve 30-day months. Holders of shares of 8% Preferred Stock shall not be entitled to receive any dividends, whether payable in cash, property or stock, which are in excess of the cumulative dividends provided for herein.

      In the case of the original issuance of shares of 8% Preferred Stock, such dividends shall be cumulative from the date of first issuance of the 8% Preferred Stock (the "Issue Date"). In the case of shares of 8% Preferred Stock issued in exchange for issued shares, such dividends shall be cumulative from the Dividend Payment Date next preceding the date of issue of such shares to which dividends have been paid, unless the date of issue is a Dividend Payment Date or is a date after the date fixed as the 8% Preferred Stock Record Date and before the Dividend Payment Date relating thereto, in either of which events such dividends shall be cumulative from such Dividend Payment Date; provided, however, that, if dividends shall not be paid to that Dividend Payment Date, then dividends shall be cumulative from the Dividend Payment Date to which dividends have been paid or from the Issue Date if no dividends have been paid. Accumulations of dividends shall not bear interest.

      So long as any shares of 8% Preferred Stock are outstanding, the Corporation shall not declare or pay or set apart for payment any dividends (other than dividends paid solely in Common Stock (as defined in Section 7) or other stock ranking junior as to dividends and distributions upon Liquidation (as defined in Section 3) to the 8% Preferred Stock and rights to acquire the foregoing) payable in cash, evidences of indebtedness, assets or other property, or stock of the Corporation ranking on a parity with or senior to the 8% Preferred Stock as to dividends and/or distributions upon Liquidation, or make any other distribution on or in respect of, Common Stock or any series of preferred stock or any other class or series of stock of the

Corporation ranking on a parity with or junior to the 8% Preferred Stock as to dividends, or redeem, purchase or otherwise acquire for any consideration, any shares of Common Stock or any series of preferred stock or any other class or series of stock of the Corporation ranking on a parity with or junior to the 8% Preferred Stock as to dividends (except (i) for repurchases from employees under and in accordance with the terms of the Corporation's employee benefit plans in existence on the Issue Date and (ii) conversions into or exchanges for stock of the Corporation ranking junior to the 8% Preferred Stock as to dividends and distributions upon Liquidation), unless the Corporation has paid, or at the same time pays or provides for the payment of, all accrued and unpaid dividends on and Liquidated Damages, if any, as to, the 8 % Preferred Stock; provided however, that the Corporation may pay less than the amount of all accrued and unpaid dividends on any class or series of stock of the Corporation ranking on a parity with the 8% Preferred Stock as to dividends if such payment is made ratably in accordance with respective accrued and unpaid dividends on the 8% Preferred Stock and such class or series of stock ranking on a parity with the 8% Preferred Stock as to dividends.

      The 8% Preferred Stock shall rank senior as to payment of dividends to the Corporation's Common Stock, the ALPA Preferred Stock, par value $.01 per share (the "ALPA Preferred Stock"), the IFFA Preferred Stock, par value $.01 per share (the "IFFA Preferred Stock"), the IAM Preferred Stock, par value $.01 per share (collectively with the ALPA Preferred Stock and the IFFA Preferred Stock, the "Employee Preferred Stock"), the Corporation's Series A Participating Cumulative Preferred Stock, par value $.01 per share (the "Series A Preferred Stock") and any other class or series of stock of the Corporation which are not by their terms expressly made senior, or on a parity as to dividends to the 8% Preferred Stock. The 8% Preferred Stock shall rank on a parity as to dividends with any preferred stock and any other class or series of stock, the terms of which expressly provide that it ranks on a parity with the 8% Preferred Stock as to dividends. The 8% Preferred Stock shall rank junior as to payment of dividends to the 12% Cumulative Preferred Stock of the Corporation, $.01 par value per share (the "12% Preferred Stock") and to any preferred stock and any other class or series of stock of the Corporation, the terms of which expressly provide that it ranks senior to the 8% Preferred Stock as to dividends.

      For purposes of the 8% Preferred Stock, the amount of dividends "accrued" on any share of stock of any class or series as of any date shall be deemed to be the amount of any unpaid dividends accumulated thereon to and including the date of such determination. The amount of dividends "accumulated" on any share of stock of any class or series shall be calculated as the amount of any unpaid dividends accrued thereon to and including the next preceding Dividend Payment Date, plus an amount calculated on the basis of the annual dividend rate fixed for the shares of such series for the period after such next preceding Dividend Payment Date to and including the date as of which the calculation is made.

      Section 3. Preference on Liquidation. In the event of the liquidation, dissolution or winding up of the Corporation (the "Liquidation"), and after provision is made for any preferential amounts to which the holders of any preferred stock ranking senior to the 8% Preferred Stock as to distributions upon Liquidation may be entitled, the holders of the 8% Preferred Stock shall be entitled to have paid to them out of the assets of the Corporation available for distribution to stockholders, before any distribution is made to or set apart for the holders of shares of Common Stock, Employee Preferred Stock, Series A Preferred Stock or other securities ranking junior to the 8% Preferred Stock in respect of distributions upon Liquidation, an amount equal to $50.00 per share plus all accrued and unpaid dividends thereon whether or not declared, and Liquidated Damages, if any, with respect thereto, to the date of Liquidation (the "Liquidation Preference"). After payment to holders of 8% Preferred Stock of the full preferential amount as aforesaid, holders of 8% Preferred Stock shall, as such, have no right or claim to any of the remaining assets of the Corporation.

      If, upon any Liquidation, the assets of the Corporation or proceeds thereof distributable among the holders of shares of 8% Preferred Stock and of any class or series of stock ranking on a parity with the 8% Preferred Stock as to distributions upon Liquidation shall be insufficient to permit the payment in full of the 8% Preferred Liquidation Preference for each share of 8% Preferred Stock then outstanding and the full liquidating payments on all securities ranking on a parity with the 8% Preferred Stock as to distributions upon Liquidation, then such assets or proceeds thereof shall be distributed among such holders ratably in accordance with the respective amounts that would be payable on such shares if all amounts payable thereon were paid in full.

      The 8% Preferred Stock shall rank junior as to distributions upon Liquidation to the 12% Preferred Stock, and to any preferred stock and any other class or series of stock of the Corporation the terms of which expressly provide that it ranks senior as to distributions upon Liquidation to the 8% Preferred Stock. The 8% Preferred Stock shall rank on a parity as to distributions upon Liquidation to any preferred stock and any class or series of stock of the Corporation the terms of which expressly provide that it ranks on a parity as to distributions upon Liquidation with the 8% Preferred Stock. The 8% Preferred Stock shall rank senior as to distributions upon Liquidation to the Common Stock, the Employee Preferred Stock, the Series A Preferred Stock and any other class or series of stock of the Corporation the terms of which expressly provide that it ranks junior as to distributions upon Liquidation to the 8% Preferred Stock.

      For purposes of this Certificate, the voluntary sale, lease, exchange or transfer (for cash, shares of stock, securities or other consideration) of all or substantially all the property or assets of the Corporation to, or a consolidation, merger or other business combination of the Corporation with or into, one or more corporations shall not be deemed to be a Liquidation.

      Section 4. Voting. The holders of the 8% Preferred Stock shall have the following voting rights:

               (a) Except as herein provided or as otherwise required by law, holders of 8% Preferred Stock shall have no voting rights.

               (b)(i) In the event that the equivalent of six quarterly dividends payable on the 8% Preferred Stock are accrued and unpaid (whether or not consecutive and whether or not earned or declared) the holders of the 8% Preferred Stock and any stock ranking on a parity as to dividends with the shares of 8% Preferred Stock and having similar voting rights then exercisable shall be entitled, voting separately as a class without regard to series, to elect two directors to the Corporation's Board of Directors (the "8% Preferred Directors") (but not any other directors). In exercising any such vote, each outstanding share of 8% Preferred Stock shall be entitled to one vote, excluding shares held by the Corporation or any entity controlled by the Corporation, which shares shall have no vote. If then permitted by the Certificate of Incorporation and By-laws, whenever the power to elect the 8% Preferred Directors has vested in the holders of the 8% Preferred Stock, the size of the Board of Directors shall be increased by two additional directors during such times as holders of 8% Preferred Stock have such right to elect the 8% Preferred Directors. If not then permitted by the Certificate of Incorporation and By-laws, the size of the Board of Directors shall not be increased, and up to two of the members of the Board whose terms expire at the next scheduled meeting of the Corporation's stockholders will not stand for re-election to permit the 8% Preferred Directors to be elected.

               (ii) Whenever any such right of the holders of 8% Preferred Stock shall have vested, such right may be exercised initially either at (A) the next annual meeting of the Corporation's stockholders held for the purpose of electing directors or (B) if then permitted by the Certificate of Incorporation and the By-laws, at the next special meeting of the Corporation's stockholders, and thereafter at each subsequent annual meeting of the Corporation's stockholders or by the written consent of such holders pursuant to Section 228 of the General Corporation Law of the State of Delaware. The right of holders of 8% Preferred Stock, voting separately as a class without regard to series, to elect the 8% Preferred Directors as aforesaid shall continue until such time as all dividends accumulated and unpaid on all shares of the 8% Preferred Stock shall have been paid in full or declared and funds set aside in trust for payment in full, at which time such right shall terminate, except as herein or by law expressly provided, subject to revesting in the event of each and every subsequent default of the character above mentioned.

               (iii) At any time when the power to elect the 8% Preferred Directors shall have vested in the holders of 8% Preferred Stock as provided in the preceding paragraph, the proper officer of the Corporation shall, if then permitted by the Certificate of Incorporation and By-laws, upon the written request of the holders of record of at least 25% of the then outstanding voting power of shares of the 8% Preferred Stock, addressed to the Secretary of the Corporation, call a special meeting of the holders of 8% Preferred Stock for the purpose of electing the 8% Preferred Directors. Such meeting shall be held at the earliest practicable date upon the notice required for special meetings of stockholders at the place for holding annual meetings of stockholders of the Corporation or, if none, at a place designated by the Secretary of the Corporation. If such meeting shall not be called by the proper officer of the Corporation within twenty days after personal service of such written request upon the Secretary of the Corporation, or within twenty days of mailing the same within the United States of America, by registered mail addressed to the Secretary of the Corporation at its principal office, then the holders of record of at least 25% of the then outstanding voting power of shares of 8% Preferred Stock may designate in writing any person to call such meeting at the expense of the Corporation, and such meeting may be called by such person so designated by giving the notice required for special meetings of stockholders and shall be held at the same place as is elsewhere provided in this paragraph, provided, however, that in any case, in the event of a vacancy in the directors elected by the 8% Preferred Stock as provided in subsection (vi) to this Section 4, the holders of the 8% Preferred Stock shall be entitled to request a special meeting, and the Corporation shall call such special meeting according to the procedures described above. Any holder of 8% Preferred Stock so designated shall have access to the stock books of the Transfer Agent for the purpose of causing meetings of stockholders to be called pursuant to these provisions. Notwithstanding the provisions of this paragraph, no such special meeting shall be called during the period within ninety days immediately preceding the date fixed for the next annual meeting of stockholders of the Corporation.

               (iv) At each meeting of stockholders at which the holders of the 8% Preferred Stock shall have the exclusive right to elect 8% Preferred Directors as provided in paragraph (b) of this Section 4, the presence in person or by proxy of the holders of record of one-third (1/3) of the total number of shares of the 8% Preferred Stock then outstanding shall be necessary and sufficient to constitute a quorum of such series for such election by such stockholders as a series. At any such meeting or adjournment thereof: (A) the absence of a quorum of the holders of 8% Preferred Stock shall not prevent the election of directors other than the 8% Preferred Directors, and the absence of a quorum of the holders of any other class or series of stock for the election of such other directors shall not prevent the election of the 8% Preferred Directors; and (B) in the absence of either or both such quorums, a majority of the holders present in person or by proxy of the class or series which lack a quorum shall have the power to adjourn for a period of up to thirty (30) days the meeting for election of directors which they are entitled to elect from time to time without notice other than announcement at the meeting until a quorum shall be present.

               (v) The 8% Preferred Stock shall not be deemed "Voting Stock" for purposes of the Certificate of Incorporation.

               (vi) During any period when the holders of 8% Preferred Stock have the right to vote separately as a class for the 8% Preferred Directors as provided in subsection (b) hereof, (1) the 8% Preferred Directors so elected shall continue in office until the next succeeding annual meeting and until their successors, if any, are elected by such holders and qualify or, until termination of the right of the holders of the 8% Preferred Stock to vote separately as a class for directors as provided in subsection (b) hereof and (2) vacancies in the directors elected by the 8% Preferred Stock shall be filled only by the remaining 8% Preferred Director theretofore elected by the holders of 8% Preferred Stock which elected the director whose office shall have become vacant or if there be no such remaining director, directors to fill such vacancies shall be elected by the holders of the 8% Preferred Stock at a special meeting called pursuant to the provisions of subsection (b) hereof. Immediately upon any termination of the right of the holders of 8% Preferred Stock to vote separately as a class for 8% Preferred Directors as provided in subsection (b) hereof, the term of office of the directors then in office so elected by the holders of 8% Preferred Stock shall terminate. Whenever the term of office of the 8% Preferred Directors so elected by the holders of 8% Preferred Stock shall terminate, the special voting power vested in the holders of 8% Preferred Stock as provided in subsection (b) hereof shall terminate.

               (vii) So long as any shares of the 8% Preferred Stock remain outstanding in addition to any other vote required by law, without the consent of the holders representing at least a majority of the then outstanding shares of 8% Preferred Stock, voting as a class, the Corporation may not, (A) create or issue or increase the authorized number of shares of any class or series of stock ranking senior to the 8% Preferred Stock either as to dividends or distributions upon Liquidation or any security convertible into or exercisable or exchangeable for, such stock, (B) amend, alter or repeal any of the provisions of this Certificate of Designations or any other provision of the Certificate of Incorporation so as to affect adversely any right, preference, privilege or voting power of the 8% Preferred Stock or the holders thereof, provided, that any change in the form of Debenture Indenture (as defined in Section 9(a) herein), prior to the exchange contemplated by Section 9, other than a change permitted by
          Section 9(d), shall be deemed to affect adversely such rights, preferences or voting powers, or (C) authorize any reclassification of the 8% Preferred Stock by merger or otherwise; provided, however, that any increase in the amount of authorized shares of such series or of any other series of preferred stock, in each case ranking on a parity with or junior to the 8% Preferred Stock as to dividends and distributions upon Liquidation shall not be deemed to affect adversely such rights, preferences or voting powers.

          Section 5. Redemption. The 8% Preferred Stock may not be redeemed by the Corporation prior to March 15, 1999. The Corporation at its option may redeem outstanding shares of 8% Preferred Stock out of funds legally available for that purpose in whole or in part, at any time on or after March 15, 1999, at the redemption prices per share set forth below in effect on the date fixed for redemption (the "Redemption Date") at a redemption price (the "Redemption Price") during the period beginning on March 15 of the years shown below plus an amount equal to the dividends accrued and unpaid on the shares of 8% Preferred Stock to be redeemed, whether or not earned or declared, and Liquidated Damages, if any, to the Redemption Date:

          Year                             Redemption Price Per Share
          ----                             --------------------------
          1999                                       $52.80
          2000                                        52.40
          2001                                        52.00
          2002                                        51.60
          2003                                        51.20
          2004                                        50.80
          2005                                        50.40
          2006 and thereafter                         50.00

          Section 6. Redemption Procedure. (a)(i) In the event the Corporation shall redeem shares of 8% Preferred Stock, the Corporation shall cause a notice to be mailed, first-class postage prepaid, or by any other equitable method determined by the Board of Directors in its sole discretion, at least 30 days but not more than 60 days, prior to the date fixed for redemption, to each holder of record of shares of 8% Preferred Stock to be redeemed. Such notice shall be mailed to such record holders at their respective addresses as they shall appear upon the stock books of the Transfer Agent. Each such notice shall state: (i) the Redemption Date; (ii) the number of shares of 8% Preferred Stock to be redeemed and, if less than all the shares held by such holder are to be redeemed, the number of such shares to be redeemed from such holder; (iii) the Redemption Price; (iv) the place or places where certificates for such shares are to be surrendered for payment of the Redemption Price; (v) that payment shall be made upon presentation and surrender of such 8% Preferred Stock; (vi) the then current Conversion Price and the Conversion Termination Date (as such terms are defined in Section 7(b)); (vii) that dividends on and Liquidated Damages, if any, with respect to, the shares to be redeemed shall cease to accrue following such Redemption Date; (viii) that such redemption is at the option of the Corporation; and (ix) that dividends accrued to and including the Redemption Date, as well as Liquidated Damages, if any, shall be paid as specified in said notice. Notice having been mailed as aforesaid, on and after the Redemption Date, unless the Corporation shall be in default in providing money for the payment of the Redemption Price plus an amount equal to any accrued and unpaid dividends and Liquidated Damages, if any, to and including the Redemption Date, (x) dividends on and Liquidated Damages, if any, with respect to, the shares of 8% Preferred Stock so called for redemption shall cease to accrue, (y) said shares shall be deemed no longer outstanding, and
     (z) all rights of the holders thereof as stockholders of the Corporation (except the right to receive from the Corporation the monies payable upon redemption, without interest thereon, upon surrender of the certificates evidencing such shares) shall cease. The Corporation's obligation to provide monies in accordance with the preceding sentence shall be deemed fulfilled if, on or before the Redemption Date, the Corporation shall deposit with a bank or trust company having capital and surplus of at least $500,000,000, in trust for the account of the holders of the shares so called for redemption, funds in an amount equal to the Redemption Price, plus all accrued and unpaid dividends and Liquidated Damages, if any, applicable to the shares to be redeemed to and including the Redemption Date, together with irrevocable instruments and authority to such bank or trust company to redeem such shares on and after the date of such deposit upon surrender of the certificates therefor, then upon the making of such deposit in trust the shares with respect to which such deposit shall have been made shall no longer be deemed to be outstanding.

               (ii) If such notice of redemption shall have been duly given and if no such deposit shall have been made, then upon the date fixed for redemption, unless default shall be made in providing funds at the time and place specified for the payment of the Redemption Price, the shares so called for redemption shall no longer be deemed to be outstanding, and all rights with respect to such shares shall forthwith terminate, except only the right to receive the Redemption Price, plus all accrued and unpaid dividends and Liquidated Damages, if any, without interest. If the Corporation shall default in providing such funds, the shares in respect of which the default was made shall continue to be outstanding.

          (b) Any interest accrued on funds so deposited in trust shall belong to the Corporation and be paid to it from time to time. All funds deposited in accordance with this Section 6 which shall remain unclaimed by the holders of shares called for redemption at the end of three years after the Redemption Date shall be returned by such bank or trust company to the Corporation, after which the holders of such shares shall look only to the Corporation for the payment of such unclaimed amounts, without interest.

          (c) In the event that fewer than all of the outstanding shares of 8% Preferred Stock are to be redeemed at any one time, the shares so to be redeemed shall be selected by lot or pro rata or by any other equitable manner determined by the Board of Directors in its discretion. In case fewer than all of the shares represented by any certificate are redeemed, a new certificate representing the unredeemed shares shall be issued to the surrendering holder at the expense of the Corporation.

          Section 7. Conversion. (a) Each share of 8% Preferred Stock may be converted, at any time and at the option of the holder, unless previously redeemed or exchanged, into fully paid, non-assessable shares of Common Stock on and subject to the terms and conditions of this Section 7.

          (b) Shares of Common Stock are issuable upon conversion of each share of the 8% Preferred Stock at an initial conversion price of $20.269 per share of Common Stock (equivalent to a conversion rate of approximately
     2.467 shares of Common Stock for each share of 8% Preferred Stock), subject to adjustment under certain circumstances (the "Conversion Price"); provided, however, that such Conversion Price shall be adjusted and readjusted from time to time as provided in this Section 7 and, as so adjusted and readjusted, shall remain in effect until a further adjustment or readjustment thereof is required by this Section 7. The right to convert 8% Preferred Stock called for redemption shall expire at the close of business on the fifth business day prior to the Redemption Date (the "Conversion Termination Date").

          (c) Holders of shares of 8% Preferred Stock at the close of business on a 8% Preferred Record Date shall be entitled to receive the dividend and Liquidated Damages, if any, payable on or with respect to such shares on the corresponding Dividend Payment Date, notwithstanding the conversion thereof following the close of business on such 8% Preferred Record Date and prior to the close of business on such Dividend Payment Date. However, shares of 8% Preferred Stock surrendered for conversion during the period between the close of business on any 8% Preferred Record Date and the close of business on the corresponding Dividend Payment Date (except shares of 8% Preferred Stock called for redemption on a Redemption Date or with a Conversion Termination Date during such period) must be accompanied by payment of an amount equal to the dividend payment and Liquidated Damages, if any, to be received on such Dividend Payment Date with respect to such shares of 8% Preferred Stock presented for conversion; provided, however, that no such payment need be made if, at the time of conversion, dividends payable on the shares of 8% Preferred Stock outstanding shall be in arrears for more than 30 days beyond the previous Dividend Payment Date. Except as provided above, the Corporation shall make no payment or allowance for unpaid dividends, whether or not in arrears, on converted shares or for dividends on the shares of Common Stock issued upon such conversion.

          (d) Upon surrender to the Corporation at the office of the Transfer Agent or such other place or places, if any, as the Board of Directors may determine, of certificates duly endorsed to the Corporation, or in blank for shares of 8% Preferred Stock to be converted, together with appropriate evidence of the payment of any transfer or similar tax, if required, and written instructions to the Corporation requesting conversion of such shares and specifying the name and address of the person, corporation, firm or other entity to whom such shares of Common Stock are to be issued, the Corporation shall issue (i) the number of full shares of Common Stock issuable upon conversion thereof as of the date of such surrender, and as promptly as practicable thereafter shall deliver certificates for such shares of Common Stock and (ii) an amount of cash equal to any amount payable in lieu of a fractional share of Common Stock otherwise issuable upon conversion, as provided in this Section 7. Upon surrender of a certificate representing shares of 8% Preferred Stock to be converted in part, in addition to the foregoing, the Corporation shall also issue to such holder a new certificate representing any unconverted shares of 8% Preferred Stock represented by the certificate surrendered for conversion.

          (e) The Corporation shall pay all documentary, stamp or similar issue or transfer taxes due on the issue of shares of Common Stock issuable upon conversion of the 8% Preferred Stock; provided, however, that the holder of shares of 8% Preferred Stock so converted, and not the Corporation, shall pay any such tax which is due because such shares are to be issued in a name other than that of the holder, and no delivery of certificates for such Common Stock shall be made unless and until there has been paid to the Corporation the amount of any such tax, or it shall have been established to the satisfaction of the Corporation that such tax has been or is not required to be paid.

          (f) The Conversion Price shall be adjusted from time to time by the Corporation as follows:

               (i) In case the Corporation shall (w) pay a dividend in shares of Common Stock to all holders of Common Stock, (x) make a distribution in shares of Common Stock to all holders of Common Stock, (y) subdivide its outstanding Common Stock into a greater number of shares, or (z) combine its outstanding Common Stock into a smaller number of shares, the Conversion Price in effect immediately prior thereto shall be adjusted so that the holder of any 8% Preferred Stock thereafter surrendered for conversion shall receive that number of shares of Common Stock which would have been received upon consummation of such event by a holder of the number of shares of Common Stock into which such 8% Preferred Stock might have been converted immediately prior to such event. An adjustment made pursuant to this subsection (i) shall become effective immediately after the record date in the case of a dividend in shares or distribution and shall become effective immediately after the effective date in the case of subdivision or combination.

               (ii) In case the Corporation shall issue warrants, options or other rights to all or substantially all holders of its Common Stock entitling them (for a period commencing no earlier than the record date described below and expiring not more than 60 days after such record date) to subscribe for or purchase shares of Common Stock (or securities convertible into or exchangeable for Common Stock) at a price per share less that the Average Current Market Price per share (as defined in subsection (v) of this Section 7(f)) of Common Stock at the record date for the determination of stockholders entitled to receive such warrants, options or other rights, the Conversion Price in effect immediately prior thereto shall be adjusted so that the same shall equal the price determined by multiplying the Conversion Price in effect immediately prior to such record date by a fraction of which the numerator shall be the number of shares of Common Stock outstanding on such record date, plus the number of shares which the aggregate offering price of the total number of shares of Common Stock so offered (or the aggregate Conversion Price of the convertible or exchangeable securities so offered) would purchase at such Average Current Market Price, and of which the denominator shall be the number of shares of Common Stock outstanding on such record date plus the number of additional shares of Common Stock offered (or into which the convertible or exchangeable securities so offered are convertible or exchangeable for). Such adjustment shall be made successively whenever any such warrants, options or other rights are issued, and shall become effective immediately after such record date. If at the end of the period during which such warrants, options or other rights are exercisable, not all warrants, options or other rights shall have been exercised, the adjusted Conversion Price shall be immediately readjusted to what it would have been based upon the number of additional shares of Common Stock actually issued (or the number of shares of Common Stock issuable upon conversion of convertible securities or exchange of exchangeable securities actually issued). The Corporation shall not issue any warrants, options or other rights in respect of shares of Common Stock held in the treasury of the Corporation.

               (iii) In case the Corporation shall distribute to all or substantially all holders of its Common Stock (A) any shares of capital stock of the Corporation (other than shares of the Company's Series A Preferred Stock upon exercise of the rights of holders of Common Stock and Employee Preferred Stock to purchase one one-hundredth of a share of Series A Preferred Stock), (B) evidences of indebtedness, (C) other non-cash assets (including securities of any corporation other than the Corporation), or (D) warrants, options or other rights to subscribe for or purchase any of its securities (excluding those referred to in subsection (ii) of this Section 7(f)), then in each such case the Conversion Price shall be adjusted so that the same shall equal the price determined by multiplying the Conversion Price in effect immediately prior to the date of such distribution by a fraction of which the numerator shall be the Average Current Market Price per share of Common Stock on the record date mentioned below less the fair market value on each such record date (as determined by the Board of Directors, whose determination shall be conclusive evidence of such fair market value) of the portion of the capital stock or assets or evidences of indebtedness so distributed or of such warrants, options or other rights applicable to one share of Common Stock (determined on the basis of the number of shares of Common Stock outstanding on the record date), and of which the denominator shall be the Average Current Market Price per share of the Common Stock on such record date. Such adjustment shall become effective immediately after the record date for the determination of stockholders entitled to receive such distribution.

               (iv) In case the Corporation shall, by dividend or otherwise, at any time distribute (a "Triggering Distribution") to all or substantially all holders of its Common Stock cash in an aggregate amount that, together with the aggregate amount of any other cash distributions to all or substantially all holders of its Common Stock made within the 12 months preceding the date of payment of the Triggering Distribution and in respect of which no Conversion Price adjustment pursuant to this Section 7(f) has been made, exceeds 20% of the Average Current Market Price per share of Common Stock on the Trading Day (as defined in subsection (v) below) (the "Determination Date") immediately preceding the day on which such Triggering Distribution is declared by the Corporation multiplied by the number of shares of Common Stock outstanding on such date (excluding shares held in the treasury of the Corporation), the Conversion Price shall be reduced so that the same shall equal the price determined by multiplying such Conversion Price in effect immediately prior to the Determination Date by a fraction of which the numerator shall be the Average Current Market Price per share of the Common Stock on the Determination Date less the amount of cash so distributed within such 12 months (including, without limitation, the Triggering Distribution) applicable to one share of Common Stock (determined on the basis of the number of shares of Common Stock outstanding on the Determination
          Date) and the denominator shall be such Average Current Market Price per share of the Common Stock on the Determination Date, such reduction to become effective immediately prior to the opening of business on the day following the date on which the Triggering Distribution is paid.

               (v) For the purpose of any computation under subsections (ii),
          (iii) and (iv) of this Section 7(f), the "Average Current Market Price" per share of Common Stock on any date shall be deemed to be the average of the daily Closing Prices (as defined below) for the 30 consecutive Trading Days commencing 45 Trading Days before (x) the Determination Date with respect to distributions under subsection (iv) of this Section

          7(f) or (y) the record date with respect to distributions, issuances or other events requiring such computation under subsection (ii) or
          (iii) of this Section 7(f). The "Closing Price" for each day shall be the last reported sales price, regular way, or, in case no such reported sale takes place on such date, the average of the reported closing bid and asked prices, regular way, in either case on the American Stock Exchange, or, if the Common Stock is not listed or admitted to trading on the American Stock Exchange, on the principal national securities exchange on which the Common Stock is listed or admitted to trading or, if not listed or admitted to trading on any national securities exchange, the closing sales price, regular way, of the Common Stock as quoted by National Association of Securities Dealers Automated Quotation System ("NASDAQ") or, in case no reported sales takes place, the average of the closing bid and asked prices, regular way, as quoted by NASDAQ or any comparable system or, if the Common Stock is not quoted on NASDAQ or any comparable system, the closing sales price, regular way, or, in case no reported sale takes place, the average of the closing bid and asked prices, regular way, as furnished by any two members of the National Association of Securities Dealers, Inc. selected from time to time by the Corporation for that purpose. The Average Current Market Price of Common Stock will be appropriately and equitably adjusted to reflect the effects of any stock dividend, stock split, reclassification, recapitalization, combination or distribution of assets, securities or other property (other than ordinary course cash dividends) to holders of Common Stock by the Corporation affecting the Common Stock, the record date, ex-dividend date or similar date of which occurs during the period in which the Average Current Market Price is to be determined. "Trading Day" means, with respect to any security, each Monday, Tuesday, Wednesday, Thursday and Friday, other than any day on which securities are not generally traded on the exchange or market in which such security is traded. Issuances of options and securities convertible into Common Stock are deemed to be issuances of the underlying Common Stock for purposes of adjustments to the Conversion Price.

               (vi) In any case in which this Section 7(f) shall require that an adjustment be made following a record date or a Determination Date, as the case may be, established for purposes of this Section 7(f), the Corporation may elect to defer (but only until five Trading Days following the filing by the Corporation with the Transfer Agent of the certificate described in Section 7(j)) issuing to the holder of any 8% Preferred Stock converted after such record date or Determination Date the shares of Common Stock and other capital stock of the Corporation issuable upon such conversion over and above the shares of Common Stock and other capital stock of the Corporation issuable upon such conversion only on the basis of the Conversion Price prior to adjustment; and, in lieu of the shares the issuance of which is so deferred, the Corporation shall issue or cause its Transfer Agent to issue due bills or other appropriate evidence prepared by the Corporation of the right to receive such shares.

          (g) No adjustment in the Conversion Price need be made unless the adjustment would require an increase or decrease of at least 1% in the Conversion Price; provided, however, that any adjustments that are not made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this Section 7 shall be made to the nearest cent or to the nearest one hundredth (1/100th) of a share.

          (h) The Corporation shall not be required to issue fractional shares of Common Stock upon conversion of shares of the 8% Preferred Stock. If more than one share of the 8% Preferred

Stock shall be surrendered for conversion at one time by the same holder, the number of full shares of Common Stock issuable upon conversion thereof shall be computed on the basis of the aggregate number of shares so surrendered. If any fractional interest in a share of Common Stock would be deliverable upon the conversion of any shares, the Corporation shall, in lieu of delivering the fractional share therefor, make a cash payment in respect of such fraction in an amount equal to the same fraction of the Closing Price of one share of the Common Stock of the Corporation on the last Trading Day before the date of conversion.

          (i) No adjustment need be made for a change in the par value of the Common Stock.

          (j)  In the event:

               (a) of the occurrence of any of the events referred to in subsections (i), (ii) (iii) or (iv) of Section 7(f) and in Section 7(k) which would require an adjustment in the Conversion Price under any such subsection (including an adjustment of less than 1%); or

               (b) of the Liquidation of the Corporation;

     then the Corporation shall file at its principal office and cause to be mailed to any Transfer Agent for the 8% Preferred Stock and Common Stock and to the holders of record of the outstanding shares of 8% Preferred Stock at least twenty days prior to the applicable date hereinafter specified, a certificate signed by the President or Chief Financial Officer of the Corporation describing the event and stating the effect, if any, that such event shall have upon the Conversion Price, including a reasonably detailed description of the method of the recalculation of the Conversion Price, and (i) the date on which a record is to be taken for the purpose of any such distribution referred to in Sections (i), (ii) or (iii) of Section 7(f), or, if a record is not to be taken, the date as of which the holders of Common Stock of record to be entitled to such distribution are to be determined, or (ii) the date on which any such subdivision, combination or other capital reorganization or reclassification, consolidation, change, merger or transfer or sale of assets referred to in subsection (i) of Section 7(f) or Section 7(k) or such Liquidation is expected to become effective.

          (k) Subject to the applicable right of the holders of 8% Preferred Stock upon a Change in Control (as defined in Section 8(e) hereto), (a) in case of any reclassification, reorganization or other change of shares of Common Stock issuable upon conversion of the 8% Preferred Stock (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination); (b) in case of any consolidation or merger of the Corporation with any other entity other than a merger in which the Corporation is the continuing corporation and which does not result in any reclassification of, or change (other than a change in name, or in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination) in, outstanding shares of Common Stock; (c) in case of any sale or transfer or other conveyance of all or substantially all of the assets of the Corporation; or (d) in the case of any share exchange pursuant to which all of the outstanding shares of Common Stock are converted into or exchanged for other securities or property (including cash), the Corporation shall make appropriate provision or cause appropriate provision to be made so that holders of each share of 8% Preferred Stock then outstanding shall have the right thereafter to convert such share of 8% Preferred Stock into the kind and amount of shares of stock and other securities and property (including cash) receivable upon such reclassification, reorganization, change, consolidation, merger, sale, transfer or share exchange by a holder of the number of shares of Common Stock into which such share of 8% Preferred Stock might have been converted immediately prior to the effective date of such reclassification, reorganization, change, consolidation, merger, sale, transfer or share exchange. If in connection with any such reclassification, reorganization, change, consolidation, merger, sale, transfer or share exchange, each holder of shares of Common Stock is entitled to elect to receive either securities, cash or other assets upon completion of such transaction, the Corporation shall provide or cause to be provided to each holder of 8% Preferred Stock the right to elect to receive the securities, cash or other assets into which the 8% Preferred Stock held by such holder shall be convertible after completion of any such transaction on the same terms and subject to the same conditions applicable to holders of the Common Stock (including, without limitation, notice of the right to elect, limitations on the period in which such election shall be made and the effect of failing to exercise the election). The Corporation shall not effect any such transaction unless the provisions of this paragraph have been fulfilled. The above provisions shall similarly apply to successive reclassifications, reorganizations, changes, consolidations, mergers, sales, transfers or share exchanges.

          (l) The Corporation shall reserve and at all times keep available, free from preemptive rights, out of its authorized but unissued stock, for the purpose of effecting the conversion of the 8% Preferred Stock, such number of its duly authorized Common Stock as shall from time to time be sufficient to effect the conversion of all outstanding 8% Preferred Stock.

          "Common Stock" when used in Sections 7 and 8 herein with reference to the Common Stock into which the 8% Preferred Stock is convertible shall mean only Common Stock as authorized by the Certificate of Incorporation, as amended to the date of this Certificate of Designations, and any shares into which such Common Stock may thereafter have been changed, and, when otherwise used throughout this Certificate of Designations, shall also include shares of the Corporation of any other class or series, whether now or hereafter authorized, that ranks or is entitled to participation, as to distributions upon Liquidation and payment of dividends, substantially on a parity with such Common Stock or other class of shares into which such Common Stock may have changed.

          Section 8. Conversion Upon Change in Control. (a) In the event that there shall occur a Change in Control (as defined in subsection (e) of this Section) at a time when the Market Value (as defined in subsection (e) of this Section) of the Common Stock is less than the Conversion Price then in effect, the Conversion Price shall, as provided in this Section, be reduced to the Special Conversion Price (as defined in subsection (e) hereof).

          (b) In the event of a Change in Control, a holder exercising his or her conversion right shall receive Common Stock or such other securities, property or cash as may be issuable upon conversion as provided in Section 7(k) hereto, provided, however, that the Corporation or its successor may, at its option, elect to provide such converting holder with an amount of cash equaling the Market Value of the number of shares of Common Stock into which such holder's 8% Preferred Stock is convertible at the Special Conversion Price. 8% Preferred Stock that is not converted pursuant to this Section at the Special Conversion Price shall continue to be convertible pursuant to Section 7 hereto.

          (c) If a Change in Control shall occur, then, as soon as practicable and in any event within 30 days after the occurrence of such Change in Control, the Corporation shall mail to each registered holder of a share of 8% Preferred Stock a notice (the "Special Conversion Notice") setting forth details regarding the special conversion right of the holders to convert their shares of 8% Preferred Stock as a result of such Change in Control, including, if applicable, notice of the Corporation's or the successors corporation's election to provide such holder with cash in lieu of Common Stock or other consideration. A holder of a share of 8% Preferred Stock must exercise such conversion right within the 45-day period after the mailing of the Special Conversion Notice by the Corporation or such special right shall expire. The conversion date for shares so converted shall be the 45th day after the mailing of the Special Conversion Notice. Within five Trading Days following the conversion date, the Corporation shall deliver a certificate for the Common Stock together with a check for any fractional shares issuable or the cash, securities, property or other assets receivable by a holder.

          (d) The Special Conversion Notice shall state:

               (i) the event constituting the Change in Control, together with such other information as may be required pursuant to the securities laws;

               (ii) the last date upon which holders may submit shares of 8% Preferred Stock for conversion;

               (iii) the Special Conversion Price;

               (iv) the Conversion Price then in effect under Section 7 and the continuing conversion rights, if any, under Section 7;

               (v) the name and address of any paying agent and conversion agent;

               (vi) that holders who wish to convert shares of 8% Preferred Stock must satisfy the requirements of Section 7 and must exercise such conversion right within the 45-day period after the mailing of the Special Conversion Notice by the Corporation;

               (vii) that exercise of such conversion right shall be irrevocable and no dividends on or Liquidated Damages, if any, with respect to, shares of 8% Preferred Stock tendered for conversion shall accrue from and after the conversion date;

               (viii) whether or not the Corporation has elected to exercise its option to pay cash (specifying the amount thereof, per share) for all shares of 8% Preferred Stock tendered for conversion; and

               (ix) that the consideration to be received shall be delivered within five Trading Days after the last date upon which holders must submit 8% Preferred Stock for conversion.

               (e)  For purposes of this Section:

               (i) "Change in Control" means the occurrence of any of the following events: (a) any person (including any entity or group deemed to be a "person" under Section 13(d)(3) or Section 14(d) (2) of the Exchange Act of 1934, as amended (the "Exchange Act")) is or becomes the direct or indirect beneficial owner (as determined in accordance with Rule 13d-3 under the Exchange Act) of shares of the Corporation's capital stock representing greater than 50% of the total voting power of all shares of capital stock of the Corporation entitled to vote in the election of directors under ordinary circumstances or to elect a majority of the board of directors of the Corporation,
          (b) the Corporation sells, transfers or otherwise disposes of all or substantially all of the assets of the Corporation, (c) when, during any period of 12 consecutive months after the date of original issuance of the 8% Preferred Stock, individuals who at the beginning of any such 12-month period constituted the Board of Directors of the Corporation (together with any new directors whose election by such Board or whose nomination for election by the stockholders of the Corporation was approved by a vote of a majority of the directors still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved), cease for any reason to constitute a majority of the Board of Directors of the Corporation then in office or (d) the date of the consummation of the merger or consolidation of the Corporation with another corporation where the stockholders of the Corporation, immediately prior to the merger or consolidation, would not beneficially own, immediately after the merger or consolidation, shares entitling such stockholders to 50% or more of all votes (without consideration of the rights of any class of stock to elect directors by a separate class vote) to which all stockholders of the corporation issuing cash or securities in the merger or consolidation would be entitled in the election of directors or where members of the Board of Directors of the Corporation, immediately prior to the merger or consolidation, would not, immediately after the merger or consolidation, constitute a majority of the board of directors of the corporation issuing cash or securities in the merger or consolidation.

               (ii) "Market Value" of a share of the Common Stock shall be the average of the Closing Prices of the Common Stock for the five Trading Days ending on the last Trading Day preceding the date of the Change in Control.

               (iii) "Special Conversion Price" means the higher of the Market Value of the Common Stock or $11.75 per share (which amount shall, each time the Conversion Price is adjusted, be adjusted so that the ratio of such amount to the Conversion Price, after giving effect to such adjustment, shall always be the same as the ratio of $11.75 to the initial Conversion Price without giving effect to any such adjustment).

          The Corporation agrees that it shall not complete any Change in Control described in this Subsection (e) unless proper provisions have been made to satisfy its obligation under this Section 8.

          Section 9. Exchange Provisions. (a) In addition to the optional redemption rights of the Corporation as set forth in Section 5 above, the Corporation shall have the right to exchange the 8% Preferred Stock, in whole but not in part, on any Dividend Payment Date beginning on March 15, 1998 for the Corporation's 8% Convertible Subordinated Debentures due 2006 (the "Debentures") to be issued substantially in the form set forth in the Indenture (the "Debenture Indenture") approved by the Corporation and PaineWebber Incorporated and Alex. Brown & Sons Incorporated (collectively, the "Initial Purchasers") prior to the original issuance of the 8% Preferred Stock.

          (b) No such exchange shall be made unless all dividends accrued and payable on, and Liquidated Damages, if any, with respect to, the 8% Preferred Stock have been paid or declared and such amount set aside for their payment prior to the date fixed for such exchange (the "Exchange Date"). Holders of outstanding shares of 8% Preferred Stock shall be entitled to receive $50.00 principal amount of Debentures in exchange for each share of 8% Preferred Stock held by them at the time of exchange; provided that the Debentures shall be issued in denominations of $1,000 and integral multiples thereof. If the exchange results in an amount of Debentures that is not an integral multiple of $1,000, the amount in excess of the closest integral multiple of $1,000 shall be paid in cash by the Corporation.

          (c) Notice of such exchange of shares of 8% Preferred Stock shall be mailed at least 30 days but not more than 60 days prior to the Exchange Date to each holder of 8% Preferred Stock at such holder's address as it appears on the stock transfer books of the Corporation. The notice shall specify the Exchange Date and the place where certificates for shares of 8% Preferred Stock are to be surrendered for Debentures and shall state that dividends on and Liquidated Damages, if any, with respect to 8% Preferred Stock shall cease to accrue on the Exchange Date and that interest on the Debentures shall accrue from the Exchange Date.

          (d) Prior to giving notice of intention to exchange pursuant to subsection (c) above, the Corporation and a bank or trust company selected by the Corporation and reasonably satisfactory to the Initial Purchasers shall execute and deliver an indenture substantially in the form of the Debenture Indenture with such changes as may be required by law, stock exchange rule, or usage that do not materially and adversely affect the rights of the holders of the Debentures. Prior to any exchange of shares of 8% Preferred Stock in accordance with subsection (c) above, any amendments or supplements to the Debenture Indenture which materially and adversely affect the rights of the holders of the Debentures shall be consented to by the holders of more than 50 percent of the then outstanding shares of 8% Preferred Stock. A copy of the Debenture Indenture may be inspected by the holders of the 8% Preferred Stock at the offices of the Corporation during normal business hours. The Corporation shall not give notice of its intention to exchange pursuant to subsection (c) above unless it shall file at the office or agency of the Corporation maintained for the exchange of shares of 8% Preferred Stock a written opinion from legal counsel who shall not be an employee of the Corporation that the Debenture Indenture has been duly authorized, executed and delivered by the Corporation, has been duly qualified under the Trust Indenture Act of 1939 (or that such qualification is not necessary) and constitutes a valid and legally binding instrument enforceable against the Corporation in accordance with its terms (subject to bankruptcy, insolvency, reorganization or other laws of general applicability relating to or affecting creditors' rights and to the general principles of equity; and subject to such other qualifications as are then customarily contained in opinions of counsel experienced in such matters); and to the effect that the Debentures have been duly authorized and, when executed and authenticated in accordance with the provisions of the Debenture Indenture and delivered in exchange for the shares of 8% Preferred Stock, shall constitute valid and legally binding obligations of the Corporation entitled to the benefits of the Debenture Indenture (subject as aforesaid); and that under the laws of the State of New York, the Debentures shall be treated as on a parity with the indebtedness of the Corporation to its general unsecured creditors, except to the extent subordinated in the Debenture Indenture, and that the exchange of Debentures for the 8% Preferred Stock shall not violate the laws of the State of New York; and that neither the execution and delivery of the Debenture Indenture or the Debentures nor compliance with the terms, conditions or provisions of such instruments shall result in a breach or violation of any of the terms or provisions of, or constitute a default under and do not and shall not result in the creation or imposition of any lien, charge or encumbrance upon any of the assets of the Corporation, or any of the subsidiaries of the Corporation pursuant to the terms or provisions of, or give any party a right to terminate any of their respective obligations under, or result in the acceleration of any obligation under or breach of any provision of, the Certificate of Incorporation or By-laws of the Corporation or any of the subsidiaries of the Corporation, any indenture, mortgage, deed of trust or other agreement or instrument, known to such counsel, to which the Corporation or any of its subsidiaries is a party or by which it or any of them or any of their respective properties is bound or affected, or violate or conflict with any decree, judgment, order, rule, ruling, statute or regulations of any court or governmental agency or body having jurisdiction over the Corporation and such subsidiaries or any of their property; and that issuance of the Debentures in exchange for the shares of 8% Preferred Stock is exempt from registration under the Securities Act of 1933, as amended.

          (e) If on the Exchange Date, the Corporation has taken all action required to authorize the issuance of the Debentures in exchange for the 8% Preferred Stock, then, notwithstanding that the certificates for such shares have not been surrendered for cancellation, from and after the Exchange Date, all of the shares of 8% Preferred Stock shall no longer be deemed outstanding and all rights relating to such shares shall terminate, except only the right to receive dividends accrued and unpaid on and any Liquidated Damages, with respect to, the 8% Preferred Stock to the Exchange Date and, upon surrender of certificates therefore, the right to receive the Debentures, and the person or persons entitled to receive the Debentures issuable upon the exchange shall be treated for all purposes as the registered holder or holders of such Debentures. Upon due surrender of a certificate representing shares of 8% Preferred Stock, the holder thereof shall receive the principal amount of Debentures to which such holder is thereby entitled plus any amounts of cash which may be due hereunder.

          Section 10. Limitation and Rights Upon Insolvency. Notwithstanding any other provision of this Certificate of Designations, the Corporation shall not be required to pay any dividend on, or to pay any amount in respect to any redemption of, the 8% Preferred Stock at a time when immediately after making such payment the Corporation is or would be rendered insolvent (as defined by applicable law), provided that the obligation of the Corporation to make any such payment shall not be extinguished in the event the foregoing limitation applies.

          Section 11. Shares to be Retired. Any share of 8% Preferred Stock converted, redeemed, exchanged or otherwise acquired by the Corporation shall be retired and canceled and shall upon cancellation be restored to the status of authorized but unissued shares of preferred stock, subject to reissuance by the Board of Directors as 8% Preferred Stock or as shares of preferred stock of one or more other series.

          Section 12. Record Holders. The Corporation and the Transfer Agent may deem and treat the record holder of any shares of 8% Preferred Stock as the true and lawful owner thereof for all purposes, and neither the Corporation nor the Transfer Agent shall be affected by any notice to the contrary.

          Section 13. Notice. Except as may otherwise be provided for herein, all notice referred to herein shall be in writing, and all notices hereunder shall be deemed to have been given upon the earlier of (x) receipt of such notice, (y) three Trading Days after the mailing of such notice if sent by registered mail (unless first-class mail shall be specifically permitted for such notice under the terms hereof) or (z) the Trading Day following sending such notice by overnight courier, in any case with postage or delivery charges prepaid, addressed: if to the Corporation, to its offices at One City Centre, 515 North Sixth Street, St. Louis, Missouri 63101, Attention: Chief Financial Officer, or to an agent of the Corporation designated as permitted by the Certificate of Incorporation, or, if to any holder of the 8% Preferred Stock, to such holder at the address of such holder of the 8% Preferred Stock as listed in the stock record books of the Corporation, or as the holder shall have designated by written notice similarly given by the holder and received by the Corporation.

          Section 14. Other Rights. Other than as may be prescribed by law, the holders of the 8% Preferred Stock shall not have any other voting rights, preferences or special rights.

     This Certificate of Designations, Preferences and Rights shall be effective as of March 21, 1996.

     IN WITNESS WHEREOF, the undersigned has executed this Certificate of Designations and does affirm the foregoing as true under the penalties of perjury this 21st day of March, 1996.

                                    TRANS WORLD AIRLINES, INC.


                                  By:    /s/ Jeffrey H. Erickson
                                         -----------------------
                                         Jeffrey H. Erickson
                                         President and
                                         Chief Executive Officer
[SEAL]

ATTEST:


/s/ Kathleen A. Soled
---------------------
Kathleen A. Soled
Secretary

STATE OF MISSOURI        )
                         )    SS.
COUNTY OF ST. LOUIS      )

     The undersigned, a Notary Public in and for the aforesaid County and State, certifies that on this ____ day of March, 1996, Jeffrey H. Erickson, the President and Chief Executive Officer of Trans World Airlines, Inc. (the "Corporation") and Kathleen A. Soled, Secretary of the Corporation, known to me personally to be such, duly executed the foregoing Certificate before me and acknowledged said Certificate to be their act and deed made on behalf of the Corporation, and acknowledged that the facts stated therein are true. The signatures on the attached Certificate of said Chief Executive Officer and said Secretary of the Corporation are in the handwriting of said Chief Executive Officer and said Secretary, respectively, and the seal affixed to the Certificate is the corporate seal of the Corporation.

     IN WITNESS WHEREOF, I have hereunto set my hand and seal of office this 21st day of March, 1996.


                                    /s/ Jacqueline Chandler
                                    -----------------------
                                    Notary Public
(Notarial Seal)

                                    Jacqueline Chandler
                                    Notary Public State of Missouri
                                    St. Louis County
                                    My Commission Exp. Oct 25, 1997

          AMENDED CERTIFICATE OF DESIGNATIONS, PREFERENCES AND RIGHTS
                      RELATING TO THE ALPA PREFERRED STOCK
                         OF TRANS WORLD AIRLINES, INC.


  The undersigned, Richard P. Magurno, Senior Vice President & General Counsel of Trans World Airlines, Inc., a corporation organized and existing under the laws of the State of Delaware (the "Corporation"), does hereby certify on behalf of the Corporation:

    FIRST: That the Board of Directors of this Corporation have duly adopted resolutions, filed with the minutes of the Board, setting forth the proposed amendment of the Certificate of Designations, Preferences and Rights Relating to the ALPA Preferred Stock of this Corporation, declaring said amendment to be advisable. The resolution setting forth the proposed amendment is as follows:

     RESOLVED, that the Certificate of Designations, Preferences and Rights Relating to the ALPA Preferred Stock of this Corporation be amended to increase the total number of shares of ALPA Preferred Stock authorized for issuance from 1,721,765 to 2,874,745; and

     RESOLVED, that the Certificate of Designations, Preferences and Rights Relating to the ALPA Preferred Stock of this Corporation be amended to read as follows:

     FIRST:    The name of the Corporation is Trans World Airlines, Inc.

     SECOND: The Restated Certificate of Incorporation of the Corporation was filed in the Office of the Secretary of State of the State of Delaware on November 3, 1993, and amended and restated pursuant to the Amended and Restated Certificate of Incorporation of Trans World Airlines, Inc. filed in the Office of the Secretary of State of the State of Delaware, and effective on August 23, 1995, and further amended and restated pursuant to the Second Amended and Restated Certificate of Incorporation of Trans World Airlines, Inc. filed in the Office of the Secretary of State of the State of Delaware on November 21, 1995 (as corrected on April 29, 1997), and further amended and restated pursuant to the Third Amended and Restated Certificate of Incorporation of Trans World Airlines, Inc. filed in the Office of the Secretary of State of the State of Delaware and effective on May 24, 1996 (as corrected on April 29, 1997) (as so amended, such Restated Certificate of Incorporation hereinafter referred to as the "Certificate of Incorporation").

     THIRD:    Pursuant to the provisions of Section 151(g) of the General
     Corporation Law of the State of Delaware and Article Fifth, Section 4 of the Certificate of Incorporation, the Board of Directors of the Corporation (the "Board") adopted the following resolution:

         RESOLVED, that a series of preferred stock of the Corporation be and hereby is created (the "ALPA Preferred Stock"), and that the designation and amount thereof and the voting powers, preferences and relative, participating, optional or other special rights, and the qualifications, limitations and restrictions thereof, are as follows:

              Section 1. Designation. The shares of such series shall be designated "ALPA Preferred Stock."

              Section 2. Number of Shares. The number of shares constituting the ALPA Preferred Stock shall be 2,874,745.

              Section 3. Par Value. The ALPA Preferred Stock shall have a stated par value of $.01 per share.

              Section 4. Rank. (a) Other than the Liquidation Preference described in Section 6 hereof, the ALPA Preferred Stock shall, with respect to dividend rights and rights upon any liquidation, dissolution or winding up of the Corporation, rank on a parity with the common stock of the Corporation, par value $.01 per share (the "Common Stock").

              (b) All equity securities of the Corporation as to which the ALPA Preferred Stock may rank prior with respect to dividends and upon liquidation, dissolution, winding up or otherwise are collectively referred to herein as the "Junior Securities"; all equity securities of the Corporation as to which the ALPA Preferred Stock may rank on a parity as to any one of dividends or upon liquidation, dissolution, winding up or otherwise and does not rank senior as to any of the same are collectively referred to herein as the "Parity Securities"; and all equity securities of the Corporation as to which the ALPA Preferred Stock may rank junior, whether with respect to dividends or upon liquidation, dissolution, winding up or otherwise, are collectively referred to herein as the "Senior Securities." The ALPA Preferred Stock shall be subject to the creation of Junior Securities, Parity Securities and Senior Securities.

              (c) In the event of a stock split effected in the form of a dividend, reverse stock split, recapitalization or similar fundamental change in the rights or number of shares of the Common Stock, an equitably similar change shall be effected in the ALPA Preferred Stock to the end of maintaining the ALPA Preferred Stock as the functional equivalent of Common Stock on a share per share basis except with respect to (i) the Liquidation Preference described in Section 6 hereof and
              (ii) the right
              of the holders of ALPA Preferred Stock to elect directors to the Board as provided in Section 7 hereof.

              Section 5. Dividends. Subject to the rights of holders of Senior Securities, the holders of the ALPA Preferred Stock shall be entitled to receive, when, as and if declared by the Board, out of funds legally available therefor, dividends payable in cash, stock or otherwise. No dividend shall be paid on the Common Stock unless an equivalent dividend is paid on the ALPA Preferred Stock, which dividend shall be in the same amount per share and in the same medium as that paid on the Common Stock; provided, however,
                                                            --------  -------
              that stock dividends declared on the Common Stock and the ALPA Preferred Stock shall be payable in shares of Common Stock and ALPA Preferred Stock, respectively.

              Section 6. Liquidation Preference. Subject to the rights of holders of Senior Securities, upon any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, the holders of ALPA Preferred Stock shall be entitled to and be paid the sum of $.01 per share from the net assets of the Corporation (the "Liquidation Preference") before any amounts are paid to or on account of the holders of Common Stock, and thereafter the remaining net assets of the Corporation shall be distributed pro rata to the holders of the ALPA Preferred Stock, the Common Stock and such other equity securities of the Corporation which rank on a parity with such stock with respect to such rights, all in accordance with their respective rights and interests.

              Section 7. Voting Rights. The holders of the ALPA Preferred Stock shall have the following voting rights:

              (a) The holders of the ALPA Preferred Stock shall be entitled to one vote for each share of ALPA Preferred Stock held of record by such holder as of the record date for a meeting of the Corporation's stockholders (i) on each matter submitted to a vote at such meeting other than the election of directors and (ii) for each of the directors to be elected by the holders of ALPA Preferred Stock at an annual meeting of the Corporation's stockholders pursuant to this Section 7.

              (b) So long as any shares of ALPA Preferred Stock are outstanding and in accordance with Article Ninth of the Certificate of Incorporation, the holders of the ALPA Preferred Stock shall have the following rights with respect to the election of directors;

                   (i) the exclusive right to elect to the Board one (1) director (the "ALPA Director"), which director shall be a Class II director; and

                   (ii) in the event that the ALPA Director, together with the aggregate number of directors elected by the holders of the shares of the Corporation's two series of preferred stock designated "IAM Preferred Stock" and "IFFA Preferred Stock," respectively, shall be fewer than twenty-two and one-half percent (22.5%) of the total number of directors comprising the Board, then the holders of the ALPA Preferred Stock, IAM Preferred Stock and IFFA Preferred Stock voting as a single class shall have the right to elect additional directors to the Board so that the aggregate number of directors elected by the holders of the ALPA Preferred Stock, IAM Preferred Stock and IFFA Preferred Stock shall constitute at least 22.5% of the total number of directors comprising the Board.

              (c) At each meeting of stockholders at which the holders of the ALPA Preferred Stock shall have the exclusive right to elect the ALPA Director as provided in paragraph (b) of this Section 7, the presence in person or by proxy of the holders of record of one-third (1/3) of the total number of shares of the ALPA Preferred Stock then outstanding shall be necessary and sufficient to constitute a quorum of such series for such election by such stockholders as a series. At any such meeting or adjournment thereof:

                  (i) The absence of a quorum of the holders of ALPA Preferred Stock shall not prevent the election of directors other than the ALPA Director, and the absence of a quorum of the holders of any other class or series of stock for the election of such other directors shall not prevent the election of the ALPA Director; and

                  (ii) In the absence of either or both such quorums, a majority of the holders present in person or by proxy of the class or series which lack a quorum shall have the power to adjourn for a period of up to thirty (30) days the meeting for election of directors which they are entitled to elect from time to time without notice other than announcement at the meeting until a quorum shall be present.

              (d) Subject to Article Ninth of the Certificate of Incorporation, any vacancies on the Board resulting from the death, resignation, disqualification, or removal of the ALPA Director shall be filled only by a vote of the holders of the ALPA Preferred Stock.

              (e) The ALPA Preferred Stock shall be deemed "Voting Stock" for purposes of the Certificate of Incorporation.

              Section 8. Conversion. Each share of ALPA Preferred Stock shall automatically convert into one share of Common Stock upon the withdrawal of such share of ALPA Preferred Stock from the trust in which such stock is held. The certificate or certificates for shares of ALPA Preferred Stock so converted may be surrendered to any transfer agent of the Corporation for such ALPA Preferred Stock, duly endorsed in blank for transfer. As soon as practicable after the surrender of such certificate or certificates as provided above, the Corporation shall cause to be issued and delivered, at the office of such transfer agent, to or on the order of the holder of the certificates thus surrendered, a certificate or certificates for the number of shares of Common Stock issuable hereunder upon the conversion of such shares of ALPA Preferred Stock.

              Section 9. Amendment. This Certificate of Designations, Preferences and Rights Relating to the ALPA Preferred Stock may be amended only upon the unanimous approval of the holders of record of the outstanding shares of ALPA Preferred Stock.

     This Amended Certificate of Designations, Preferences and Rights Relating to the ALPA Preferred Stock shall be effective as of the date of filing in the Office of the Secretary of State of Delaware.

SECOND: That shareholder approval of the amendment to the Certificate of Designations, Preferences and Rights Relating to the ALPA Preferred Stock is not required pursuant to Section 151(g) under the General Corporation Law of the State of Delaware.

IN WITNESS WHEREOF, the undersigned has executed this Amended Certificate of Designations, Preferences and Rights Relating to the ALPA Preferred Stock and does affirm the foregoing as true under the penalties of perjury this 29th day of April, 1997.

                              TRANS WORLD AIRLINES, INC.


                          By:  /s/ Richard P. Magurno
                             -----------------------
                             Richard P. Magurno
                             Senior Vice President & General Counsel


ATTEST:
/s/ Kathleen A. Soled
 -------------------------
    Kathleen A. Soled
    Corporate Secretary

              CERTIFICATE OF DESIGNATIONS, PREFERENCES AND RIGHTS
                                RELATING TO THE
                             IFFA PREFERRED STOCK
                                      OF
                          TRANS WORLD AIRLINES, INC.


  The undersigned, Robert Peiser, Executive Vice President and Chief Financial Officer of Trans World Airlines, Inc., a corporation organized and existing under the laws of the State of Delaware (the "Corporation"), does hereby certify on behalf of the Corporation:

  FIRST: The name of the Corporation is Trans World Airlines, Inc.

  SECOND:   The Restated Certificate of Incorporation of the Corporation was
filed in the Office of the Secretary of State of the State of Delaware on November 3, 1993, and amended and restated pursuant to the Amended and Restated Certificate of Incorporation of Trans World Airlines, Inc. filed in the Office of the Secretary of State of the State of Delaware, and effective on August 23, 1995 (as so amended, such Restated Certificate of Incorporation hereinafter referred to as the "Certificate of Incorporation").

  THIRD: Pursuant to the provisions of Section 151(g) of the General Corporation Law of the State of Delaware and Article Fifth, Section 4 of the Certificate of Incorporation, the Board of Directors of the Corporation (the "Board") adopted the following resolution:

      RESOLVED, that a series of preferred stock of the Corporation be and hereby is created (the "IFFA Preferred Stock"), and that the designation and amount thereof and the voting powers, preferences and relative, participating, optional or other special rights, and the qualifications, limitations and restrictions thereof, are as follows:

     Section 1. Designation. The shares of such series shall be designated "IFFA Preferred Stock."

     Section 2. Number of Shares. The number of shares constituting the IFFA Preferred Stock shall be Eight Hundred Eighty-One Thousand Eight Hundred and Eighty (881,880).

     Section 3. Par Value. The IFFA Preferred Stock shall have a stated par value of $.01 per share.

      Section 4.  Rank.  (a)  Other than the Liquidation Preference described in
    Section 6 hereof, the IFFA Preferred Stock shall, with respect to dividend rights and rights upon any liquidation, dissolution or winding up of the Corporation, rank on a parity with the common stock of the Corporation, par value $.01 per share (the "Common Stock").

        (b) All equity securities of the Corporation as to which the IFFA Preferred Stock may rank prior with respect to dividends and upon liquidation, dissolution, winding up or otherwise are collectively referred to herein as the "Junior Securities;" all equity securities of the Corporation as to which the IFFA Preferred Stock may rank on a parity as to any one of dividends or upon liquidation, dissolution, winding up or otherwise and does not rank senior as to any of the same are collectively referred to herein as the "Parity Securities;" and all equity securities of the Corporation as to which the IFFA Preferred Stock may rank junior, whether with respect to dividends or upon liquidation, dissolution, winding up or otherwise, are collectively referred to herein as the "Senior Securities." The IFFA Preferred Stock shall be subject to the creation of Junior Securities, Parity Securities and Senior Securities.

        (c) In the event of a stock split effected in the form of a dividend, reverse stock split, recapitalization or similar fundamental change in the rights or number of shares of the Common Stock, an equitably similar change shall be effected in the IFFA Preferred Stock to the end of maintaining the IFFA Preferred Stock as the functional equivalent of Common Stock on a share per share basis except with respect to (i) the Liquidation Preference described in Section 6 hereof and (ii) the right of the holders of IFFA Preferred Stock to elect directors to the Board as provided in Section 7 hereof.

      Section 5. Dividends. Subject to the rights of holders of Senior Securities, the holders of the IFFA Preferred Stock shall be entitled to receive, when, as and if declared by the Board, out of funds legally available therefor, dividends payable in cash, stock or otherwise. No dividend shall be paid on the Common Stock unless an equivalent dividend is paid on the IFFA Preferred Stock, which dividend shall be in the same amount per share and in the same medium as that paid on the Common Stock; provided,
                                                                       --------
    however, that stock dividends declared on the Common Stock and the IFFA
    -------
    Preferred Stock shall be payable in shares of Common Stock and IFFA Preferred Stock, respectively.

      Section 6. Liquidation Preference. Subject to the rights of holders of Senior Securities, upon any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, the holders of the IFFA Preferred Stock shall be entitled to and be paid the sum of $.01 per share from the net assets of the Corporation (the "Liquidation Preference") before any amounts are paid to or on account of the holders of Common Stock and thereafter the remaining net assets of the Corporation shall be distributed pro rata to the holders of the IFFA Preferred Stock, the Common Stock and such other equity securities of the Corporation which rank on a parity with such stock with respect to such rights, all in accordance with their respective rights and interests.

      Section 7. Voting Rights. The holders of the IFFA Preferred Stock shall have the following voting rights:

        (a) The holders of the IFFA Preferred Stock shall be entitled to one vote for each share of IFFA Preferred Stock held of record by such holder as of the record date for a meeting of the Corporation's stockholders (i) on each matter submitted to a vote at such meeting other than the election of directors and (ii) for each of the directors to be elected by the holders of IFFA Preferred Stock at an annual meeting of the Corporation's stockholders pursuant to this Section 7.

        (b) So long as any shares of IFFA Preferred Stock are outstanding and in accordance with Article Ninth of the Certificate of Incorporation, the holders of the IFFA Preferred Stock shall have the following rights with respect to the election of directors:

            (i) the exclusive right to elect to the Board one (1) director (the "IFFA Director"), which director shall be a Class II director; and

            (ii) in the event that the IFFA Director, together with the aggregate number of directors elected by the holders of the shares of the Corporation's two series of preferred stock designated "IAM Preferred Stock" and "ALPA Preferred Stock," respectively, shall be fewer than twenty-two and one-half percent (22.5%) of the total number of directors comprising the Board, then the holders of the IFFA Preferred Stock, IAM Preferred Stock and ALPA Preferred Stock voting as a single class shall have the exclusive right to elect additional directors to the Board so that the aggregate number of directors elected by the holders of the IFFA Preferred Stock, IAM Preferred

   Stock and ALPA Preferred Stock shall constitute at least 22.5% of the total number of directors comprising the Board.

        (c) At each meeting of stockholders at which the holders of the IFFA Preferred Stock shall have the exclusive right to elect the IFFA Director as provided in paragraph (b) of this Section 7, the presence in person or by proxy of the holders of record of one-third (1/3) of the total number of shares of the IFFA Preferred Stock then outstanding shall be necessary and sufficient to constitute a quorum of such series for such election by such stockholders as a series. At any such meeting or adjournment thereof:

            (i) The absence of a quorum of the holders of IFFA Preferred Stock shall not prevent the election of directors other than the IFFA Director, and the absence of a quorum of the holders of any other class or series of stock for the election of such other directors shall not prevent the election of the IFFA Director; and

            (ii) In the absence of either or both such quorums, a majority of the holders present in person or by proxy of the class or series which lack a quorum shall have the power to adjourn for a period of up to thirty (30) days the meeting for election of directors which they are entitled to elect from time to time without notice other than announcement at the meeting until a quorum shall be present.

        (d) Subject to Article Ninth of the Certificate of Incorporation, any vacancies on the Board resulting from the death, resignation, disqualification, or removal of any IFFA Director shall be filled only by a vote of the holders of the IFFA Preferred Stock.

        (e) The IFFA Preferred Stock shall be deemed "Voting Stock" for purposes of the Certificate of Incorporation.

      Section 8. Conversion. Each share of IFFA Preferred Stock shall automatically convert into one share of Common Stock upon the withdrawal of such share of IFFA Preferred Stock from the trust in which such stock is held. The certificate or certificates for shares of IFFA Preferred Stock so converted may be surrendered to any transfer agent of the Corporation for such IFFA Preferred Stock, duly endorsed in blank for transfer. As soon as practicable after the surrender of such certificate or certificates as provided above, the Corporation shall cause to be issued and delivered, at the office of such transfer agent, to or on the order of the holder of the certificates thus surrendered, a certificate or certificates for the number of shares of Common Stock issuable hereunder upon the conversion of such shares of IFFA Preferred Stock.

      Section 9. Amendment. This Certificate of Designations, Preferences and Rights relating to the IFFA Preferred Stock (the "Certificate of Designations") may be amended only upon the unanimous approval of the holders of record of the outstanding shares of IFFA Preferred Stock.

  This Certificate of Designations, Preferences and Rights shall be effective as of August 23, 1995.


  IN WITNESS WHEREOF, the undersigned has executed this Certificate of Designations and does affirm the foregoing as true under the penalties of perjury this [ ] day of August, 1995.

                       TRANS WORLD AIRLINES, INC.



                       By:    /s/ Robert Peiser
                              -----------------
                              Robert Peiser
                       Its:   Executive Vice President
                              and Chief Financial Officer



ATTEST:


By:  /s/Kathleen A. Soled
     --------------------
     Kathleen A. Soled
Its: Secretary

[CORPORATE SEAL]

STATE OF MISSOURI  )
                   )   SS.
COUNTY OF PLATTE   )


  The undersigned, a Notary Public in and for the aforesaid County and State, certifies that on this 17 day of August, 1995, Robert Peiser, the Executive Vice President and Chief Financial Officer of Trans World Airlines, Inc. (the "Corporation") and Kathleen A. Soled, Secretary of the Corporation, known to me personally to be such, duly executed the foregoing Certificate before me and acknowledged said Certificate to be their act and deed made on behalf of the Corporation, and acknowledged that the facts stated therein are true. The signatures on the attached Certificate of said Chief Financial Officer and said Secretary of the Corporation are in the handwriting of said Chief Financial Officer and said Secretary, respectively, and the seal affixed to the Certificate is the corporate seal of the Corporation.

 IN WITNESS WHEREOF, I have hereunto set my hand and seal of office this 17 day of August, 1995.


                   /s/ Kristine R. Wall
                   --------------------
                   Notary Public

(Notarial Seal)

                   Kristine R. Wall
                   Notary Public-Notary Seal
                   State of Missouri
                   St. Louis County
                   My Commission Expires:  August 29, 1997

                          CERTIFICATE OF DESIGNATION
                                      OF
                       SERIES A PARTICIPATING CUMULATIVE
                                PREFERRED STOCK

                                      OF

                          TRANS WORLD AIRLINES, INC.

                        Pursuant to Section 151 of the
                        General Corporation Law of the
                               State of Delaware



           I, Richard P. Magurno, Senior Vice President and General Counsel

 of Trans World Airlines, Inc., a corporation organized and existing under the General Corporation Law of the State of Delaware ("Delaware Law"), in accordance with the provisions thereof, DO HEREBY CERTIFY:

           That pursuant to the authority conferred upon the Board of Directors by the Certificate of Incorporation of the Corporation, the Board of Directors on December 19, 1995, adopted the following resolution creating a series of Preferred Stock in the amount and having the designation, voting powers, preferences and relative, participating, optional and other special rights and qualifications., limitations and restrictions thereof as follows:

           Section 1.  Designation and Number of Shares.  The shares of such
                       --------------------------------

 series shall be designated as "Series A Participating Cumulative Preferred Stock" (the "Series A Preferred Stock"), and the number of shares constituting such series shall be 750,000. Such number of shares of the Series A Preferred Stock may be increased or decreased by resolution of the Board of Directors; provided that no decrease shall reduce the number of shares of Series A
 --------
 Preferred Stock to a number less than the number of shares then outstanding plus the number of shares issuable upon exercise or conversion of outstanding rights, options or other securities issued by the Corporation.

           Section 2.  Dividends and Distributions.
                       ---------------------------

           (A) The holders of shares of Series A Preferred Stock shall be entitled to receive, when, as and if declared by the Board of Directors out of funds legally available for the purpose, quarterly dividends payable on the first day of February, May, August and November of each year (each such date being referred to herein as a "Quarterly Dividend Payment Date"), commencing on the first Quarterly Dividend Payment Date after the first issuance of any share or fraction of a share of Series A Preferred Stock, in an amount per share (rounded to the nearest cent) equal to the greater of (a) $1.00 and (b) subject to the provision for adjustment hereinafter set forth, 100 times the aggregate per share amount of all cash dividends or other distributions and 100 times the aggregate per share amount of all non-cash dividends or other distributions (other than (i) a dividend payable in shares of Common Stock, par value $.0l per share, of the Corporation (the "Common Stock") or (ii) a subdivision of the outstanding shares of Common Stock (by reclassification or otherwise)), declared on the Common Stock since the immediately preceding Quarterly Dividend Payment Date, or, with respect to the first Quarterly Dividend Payment Date, since the first issuance of any share or fraction of a share of Series A Preferred Stock. If the Corporation shall at any time after December 19, 1995 (the "Rights Declaration Date") pay any dividend on Common Stock payable in shares of Common Stock or effect a subdivision or combination of the outstanding shares of Common Stock (by reclassification or otherwise) into a greater or lesser number of shares of Common Stock, then in each such case the amount to which holders of shares of Series A Preferred Stock were entitled immediately prior to such event under clause (b) of the preceding sentence shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

           (B) The Corporation shall declare a dividend or distribution on the Series A Preferred Stock as provided in paragraph (A) above immediately after it declares a dividend or distribution on the Common Stock (other than as described in clauses (i) and (ii) of the first sentence of paragraph (A)); provided that if no dividend or distribution shall have been declared on the
 --------
 Common Stock during the period between any Quarterly Dividend Payment Date and the next subsequent Quarterly Dividend Payment Date (or, with respect to the first Quarterly Dividend Payment Date, the period between the first issuance of any share or fraction of a share of Series A Preferred Stock and such first Quarterly Dividend Payment Date), a dividend of $1.00 per share on the Series A Preferred Stock shall nevertheless be payable on such subsequent Quarterly Dividend Payment Date.

           (C) Dividends shall begin to accrue and be cumulative on outstanding shares of Series A Preferred Stock from the Quarterly Dividend Payment Date next preceding the date of issue of such shares of Series A Preferred Stock, unless the date of issue of such shares is on or before the record date for the first Quarterly Dividend Payment Date, in which case dividends on such shares shall begin to accrue and be cumulative from the date of issue of such shares, or unless the date of issue is a date after the record date for the determination of holders of shares of Series A Preferred Stock entitled to receive a quarterly dividend and on or before such Quarterly Dividend Payment Date, in which case dividends shall begin to accrue and be cumulative from such Quarterly Dividend Payment Date. Accrued but unpaid dividends shall not bear interest. Dividends paid on shares of Series A Preferred Stock in an amount less than the total amount of such dividends at the time accrued and payable on such shares shall be allocated pro rata on a share-by-share basis among all such shares at the time outstanding. The Board of Directors may fix a record date for the determination of holders of shares of Series A Preferred Stock entitled to receive payment of a dividend or distribution declared thereon, which record date shall not be more than 60 days prior to the date fixed for the payment thereof.

           Section 3.     Voting Rights.  In addition to any other voting rights
                          -------------
 required by law, the holders of shares of Series A Preferred Stock shall have the following voting rights:

           (A) Subject to the provision for adjustment hereinafter set forth, each share of Series A Preferred stock shall entitle the holder thereof to 100 votes on all matters submitted to a vote of stockholders of the Corporation. If the Corporation shall at any time after the Rights Declaration Date pay any dividend on Common Stock payable in shares of Common Stock or effect a subdivision or combination of the outstanding shares of Common Stock (by reclassification or otherwise) into a greater or lesser number of shares of Common Stock, then in each such case the number of votes per share to which holders of shares of Series A Preferred Stock were entitled immediately prior to such event shall be adjusted by multiplying such number by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

           (B) Except as otherwise provided herein or by law, the holders of shares of Series A Preferred Stock and the holders of shares of Common Stock shall vote together as a single class on all matters submitted to a vote of stockholders of the Corporation.

           (C)(i) If at any time dividends on any Series A Preferred Stock shall be in arrears in an amount equal to six quarterly dividends thereon, the occurrence of such contingency shall mark the beginning of a period (herein called a "default period") which shall extend until such time when all accrued and unpaid dividends for all previous quarterly dividend periods and for the current quarterly dividend period on all shares of Series A Preferred Stock then outstanding shall have been declared and paid or set apart for payment. During each default period, all holders of Preferred Stock and any other series of Preferred Stock then entitled as a class to elect directors, voting together as a single class, irrespective of series, shall have the right to elect one Director.

           (ii) During any default period, such voting right of the holders of Series A Preferred Stock may be exercised initially at a special meeting called pursuant to subparagraph (iii) of this Section 3(C) or at any annual meeting of stockholders, and thereafter at annual meetings of stockholders, provided that neither such voting right nor the right of the holders of any other series of Preferred Stock, if any, to increase, in certain cases, the authorized number of Directors shall be exercised unless the holders of 10% in number of shares of Preferred Stock outstanding shall be present in person or by proxy. The absence of a quorum of holders of Common Stock shall not affect the exercise by holders of Preferred Stock of such voting right. At any meeting at which holders of Preferred Stock shall exercise such voting right initially during an existing default period, they shall have the right, voting as a class, to elect Directors to fill such vacancy, if any, in the Board of Directors as may then exist up to one Director or, if such right is exercised at an annual meeting, to elect one Director. If the number which may be so elected at any special meeting does not amount to the required number, the holders of the Preferred Stock shall have the right to make such increase in the number of Directors as shall be necessary to permit the election by them of the required number.
 After the holders of the Preferred Stock shall have exercised their right to elect Directors in any default period and during the continuance of such period, the number of Directors shall not be increased or decreased except by vote of the holders of Preferred Stock as herein provided or pursuant to the rights of any equity securities ranking senior to or pari passu with the Series
                                                      ---- -----
 A Preferred Stock.

           (iii) Unless the holders of Preferred Stock shall, during an existing default period, have previously exercised their right to elect Directors, the Board of Directors may order, or any stockholder or stockholders owning in the aggregate not less than 10% of the total number of shares of Preferred Stock outstanding, irrespective of series, may request, the calling of special meeting of holders of Preferred Stock, which meeting shall thereupon be called by the President, a Vice President or the Secretary of the Corporation. Notice of such meeting and of any annual meeting at which holders of Preferred Stock are entitled to vote pursuant to this paragraph (C)(iii) shall be given to each holder of record of Preferred Stock by mailing a copy of such notice to him at his last address as the same appears on the books of the Corporation. Such meeting shall be called for a time not earlier than 20 days and not later than 60 days after such order or request or in default of the calling of such meeting within 60 days after such order or request, such meeting may be called on similar notice by any stockholder or stockholders owning in the aggregate not less than 10% of the total number of shares of Preferred Stock outstanding, irrespective of series. Notwithstanding the provisions of this paragraph (C)(iii), no such special meeting shall be called during the period within 60 days immediately preceding the date fixed for the next annual meeting of stockholders.

           (iv) In any default period, the holders of Common Stock, and other classes of stock of the Corporation if applicable, shall continue to be entitled to elect the whole number of Directors until the holders of Preferred Stock shall have exercised their right to elect one Director voting as a class, after the exercise of which right (x) the Directors so elected by the holders of Preferred Stock shall continue in office until their successors shall have been elected by such holders or until the expiration of the default period, and
 (y) any vacancy in the Board of Directors may (except as provided in paragraph
 (C)(ii) of this Section 3) be filled by vote of a majority of the remaining Directors theretofore elected by the holders of the class of stock which elected the Director whose office shall have become vacant. References in this paragraph (C) to Directors elected by the holders of a particular class of stock shall include Directors elected by such Directors to fill vacancies as provided in clause (y) of the foregoing sentence.

           (v) Immediately upon the expiration of a default period, (x) the right of the holders of Preferred Stock as a class to elect Directors shall cease, (y) the term of any Directors elected by the holders of Preferred Stock as a class shall terminate, and (z) the number of Directors shall be such number as may be provided for in the certificate of incorporation or bylaws irrespective of any increase made pursuant to the provisions of paragraph
 (C)(ii) of this Section 3 (such number being subject, however, to change thereafter in any manner provided by law or in the certificate of incorporation or bylaws). Any vacancies in the Board of Directors effected by the provisions of clauses (y) and (z) in the preceding sentence may be filled by a majority of the remaining Directors.

           (D) The Certificate of Incorporation of the Corporation shall not be amended in any manner (whether by merger or otherwise) so as to adversely affect the powers, preferences or special rights of the Series A Preferred Stock without the affirmative vote of the holders of a majority of the outstanding shares of Series A Preferred Stock, voting separately as a class.

           (E) Except as otherwise provided herein, holders of Series A Preferred Stock shall have no special voting rights, and their consent shall not be required for taking any corporate action.

           Section 4.     Certain Restrictions.
                          --------------------

           (A) Whenever quarterly dividends or other dividends or distributions payable on the Series A Preferred Stock as provided in Section 2 are in arrears, thereafter and until all accrued and unpaid dividends and distributions, whether or not declared, on outstanding shares of Series A Preferred Stock shall have been paid in full, the Corporation shall not:

           (i) declare or pay dividends on, or make any other distributions on, any shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Preferred Stock;

           (ii) declare or pay dividends on, or make any other distributions on, any shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Preferred Stock, except dividends paid ratably on the Series A Preferred Stock and all such other parity stock on which dividends are payable or in arrears in proportion to the total amounts to which the holders of all such shares are then entitled;

           (iii) redeem, purchase or otherwise acquire for value any shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Preferred Stock; provided that the
                                                             --------
 Corporation may at any time redeem, purchase or otherwise acquire shares of any such junior stock in exchange for shares of stock of the Corporation ranking junior (as to dividends and upon dissolution, liquidation or winding up) to the Series A Preferred Stock; or

           (iv) redeem, purchase or otherwise acquire for value any shares of Series A Preferred Stock, or any shares of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Preferred Stock, except in accordance with a purchase offer made in writing or by publication (as determined by the Board of Directors) to all holders of Series A Preferred Stock and all such other parity stock upon such terms as the Board of Directors, after consideration of the respective annual dividend rates and other relative rights and preferences of the respective series and classes, shall determine in good faith will result in fair and equitable treatment among the respective series or classes.

           (B) The Corporation shall not permit any subsidiary of the Corporation to purchase or otherwise acquire for value any shares of stock of the Corporation unless the Corporation could, under paragraph (A) of this
 Section 4, purchase or otherwise acquire such shares at such time and in such manner.

           Section 5.     Reacquired Shares.  Any shares of Series A Preferred
                          -----------------
 Stock redeemed, purchased or otherwise acquired by the Corporation in any manner whatsoever shall be retired and canceled promptly after the acquisition thereof. All such shares shall upon their cancellation become authorized but unissued shares of Preferred Stock without designation as to series and may be reissued as part of a new series of Preferred Stock to be created by resolution or resolutions of the Board of Directors as permitted by the Certificate of Incorporation or as otherwise permitted under Delaware Law.

           Section 6.     Liquidation, Dissolution or Winding Up.  Upon any
                          --------------------------------------
 liquidation, dissolution or winding up of the Corporation, no distribution shall be made (1) to the holders of shares of stock ranking junior (either as to dividends or upon liquidation, dissolution or winding up) to the Series A Preferred Stock unless, prior thereto, the holders of shares of Series A Preferred Stock shall have received $1.00 per share, plus an amount equal to accrued and unpaid dividends and distributions thereon, whether or not declared, to the date of such payment; provided that the holders of shares of
                                        --------
 Series A Preferred Stock shall be entitled to receive an aggregate amount per share, subject to the provision for adjustment hereinafter set forth, equal to 100 times the aggregate amount to be distributed per share to holders of Common Stock, or (2) to the holders of stock ranking on a parity (either as to dividends or upon liquidation, dissolution or winding up) with the Series A Preferred Stock, except distributions made ratably on the Series A Preferred Stock and all such other parity stock in proportion to the total amounts to which the holders of all such shares are entitled upon such liquidation, dissolution or winding up. If the Corporation shall at any time after the Rights Declaration Date pay any dividend on Common Stock payable in shares of Common Stock or effect a subdivision or combination of the outstanding shares of Common Stock (by reclassification or otherwise) into a greater or lesser number of shares of Common Stock, then in each such case the aggregate amount to which holders of shares of Series A Preferred Stock were entitled immediately prior to such event under the proviso in clause (1) of the preceding sentence shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

           Section 7.     Consolidation, Merger, etc.  If the Corporation shall
                          --------------------------
 enter into any consolidation, merger, combination or other transaction in which the shares of Common Stock are exchanged for or changed into other stock or securities, cash or any other property, then in any such case the shares of Series A Preferred Stock shall at the same time be similarly exchanged for or changed into an amount per share, subject to the provision for adjustment hereinafter set forth, equal to 100 times the aggregate amount of stock, securities, cash or any other property, as the case may be, into which or for which each share of Common Stock is changed or exchanged. If the Corporation shall at any time after the Rights Declaration Date pay any dividend on Common Stock payable in shares of Common Stock or effect a subdivision or combination of the outstanding shares of Common Stock (by reclassification or otherwise) into a greater or lesser number of shares of Common Stock, then in each such case the amount set forth in the preceding sentence with respect to the exchange or change of shares of Series A Preferred Stock shall be adjusted by multiplying such amount by a fraction the numerator of which is the number of shares of Common Stock outstanding immediately after such event and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

           Section 8.     No Redemption.  The Series A Preferred Stock shall not
                          ----------------
 be redeemable.

           Section 9.     Rank.  The Series A Preferred Stock shall rank junior
                          ----
 (as to dividends and upon liquidation, dissolution and winding up) to all other series of the Corporation's preferred stock, except any series that specifically provides that such series shall rank junior to the Series A Preferred Stock.

           Section 10.    Fractional Shares.  Series A Preferred Stock may be
                          -----------------
 issued in fractions of a share which shall entitle the holder, in proportion to such holder's fractional shares, to exercise voting rights, receive dividends, participate in distributions and to have the benefit of all other rights of holders of Series A Preferred Stock.

      IN WITNESS WHEREOF, we have executed and subscribed this Certificate this 27th day of December, 1995.


                                     /s/ Richard P. Magurno
                                     ----------------------
                                     Richard P. Magurno
                                     Senior Vice President and
                                     General Counsel



 Attest:

 /s/ Kathleen A. Soled
 ---------------------
 Kathleen A. Soled
 Vice President and
 Corporate Secretary

              CERTIFICATE OF DESIGNATIONS, PREFERENCES AND RIGHTS
                                RELATING TO THE
                              ALPA PREFERRED STOCK
                                       OF
                           TRANS WORLD AIRLINES, INC.


  The undersigned, Robert Peiser, Executive Vice President and Chief Financial Officer of Trans World Airlines, Inc., a corporation organized and existing under the laws of the State of Delaware (the "Corporation"), does hereby certify on behalf of the Corporation:

  FIRST: The name of the Corporation is Trans World Airlines, Inc.

  SECOND:   The Restated Certificate of Incorporation of the Corporation was
filed in the Office of the Secretary of State of the State of Delaware on November 3, 1993, and amended and restated pursuant to the Amended and Restated Certificate of Incorporation of Trans World Airlines, Inc. filed in the Office of the Secretary of State of the State of Delaware, and effective on August 23, 1995 (as so amended, such Restated Certificate of Incorporation hereinafter referred to as the "Certificate of Incorporation").

  THIRD: Pursuant to the provisions of Section 151(g) of the General Corporation Law of the State of Delaware and Article Fifth, Section 4 of the Certificate of Incorporation, the Board of Directors of the Corporation (the "Board") adopted the following resolution:

      RESOLVED, that a series of preferred stock of the Corporation be and hereby is created (the "ALPA Preferred Stock"), and that the designation and amount thereof and the voting powers, preferences and relative, participating, optional or other special rights, and the qualifications, limitations and restrictions thereof, are as follows:

      Section 1. Designation. The shares of such series shall be designated "ALPA Preferred Stock."

      Section 2. Number of Shares. The number of shares constituting the ALPA Preferred Stock shall be One Million Seven Hundred Twenty-One Thousand Seven Hundred Sixty-Five (1,721,765).

      Section 3. Par Value. The ALPA Preferred Stock shall have a stated par value of $.01 per share.

      Section 4.  Rank.  (a)  Other than the Liquidation Preference described in
    Section 6 hereof, the ALPA Preferred Stock shall, with respect to dividend rights and rights upon any liquidation, dissolution or winding up of the Corporation, rank on a parity with the common stock of the Corporation, par value $.01 per share (the "Common Stock").

        (b) All equity securities of the Corporation as to which the ALPA Preferred Stock may rank prior with respect to dividends and upon liquidation, dissolution, winding up or otherwise are collectively referred to herein as the "Junior Securities;" all equity securities of the Corporation as to which the ALPA Preferred Stock may rank on a parity as to any one of dividends or upon liquidation, dissolution, winding up or otherwise and does not rank senior as to any of the same are collectively referred to herein as the "Parity Securities;" and all equity securities of the Corporation as to which the ALPA Preferred Stock may rank junior, whether with respect to dividends or upon liquidation, dissolution, winding up or otherwise, are collectively referred to herein as the "Senior Securities." The ALPA Preferred Stock shall be subject to the creation of Junior Securities, Parity Securities and Senior Securities.

        (c) In the event of a stock split effected in the form of a dividend, reverse stock split, recapitalization or similar fundamental change in the rights or number of shares of the Common Stock, an equitably similar change shall be effected in the ALPA Preferred Stock to the end of maintaining the ALPA Preferred Stock as the functional equivalent of Common Stock on a share per share basis except with respect to (i) the Liquidation Preference described in Section 6 hereof and (ii) the right of the holders of ALPA Preferred Stock to elect directors to the Board as provided in Section 7 hereof.

      Section 5. Dividends. Subject to the rights of holders of Senior Securities, the holders of the ALPA Preferred Stock shall be entitled to receive, when, as and if declared by the Board, out of funds legally available therefor, dividends payable in cash, stock or otherwise. No dividend shall be paid on the Common Stock unless an equivalent dividend is paid on the ALPA Preferred Stock, which dividend shall be in the same amount per share and in the same medium as that paid on the Common Stock; provided,
                                                                       --------
    however, that stock dividends declared on the Common Stock and the ALPA
    -------
    Preferred Stock shall be payable in shares of Common Stock and ALPA Preferred Stock, respectively.

      Section 6. Liquidation Preference. Subject to the rights of holders of Senior Securities, upon any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, the holders of ALPA Preferred Stock shall be entitled to and be paid the sum of $.01 per share from the net assets of the Corporation (the "Liquidation Preference") before any amounts are paid to or on account of the holders of Common Stock, and thereafter the remaining net assets of the Corporation shall be distributed pro rata to the holders of the ALPA Preferred Stock, the Common Stock and such other equity securities of the Corporation which rank on a parity with such stock with respect to such rights, all in accordance with their respective rights and interests.

      Section 7. Voting Rights. The holders of the ALPA Preferred Stock shall have the following voting rights:

        (a) The holders of the ALPA Preferred Stock shall be entitled to one vote for each share of ALPA Preferred Stock held of record by such holder as of the record date for a meeting of the Corporation's stockholders (i) on each matter submitted to a vote at such meeting other than the election of directors and (ii) for each of the directors to be elected by the holders of ALPA Preferred Stock at an annual meeting of the Corporation's stockholders pursuant to this Section 7.

        (b) So long as any shares of ALPA Preferred Stock are outstanding and in accordance with Article Ninth of the Certificate of Incorporation, the holders of the ALPA Preferred Stock shall have the following rights with respect to the election of directors:

            (i) the exclusive right to elect to the Board one (1) director (the "ALPA Director"), which director shall be a Class II director; and

            (ii) in the event that the ALPA Director, together with the aggregate number of directors elected by the holders of the shares of the Corporation's two series of preferred stock designated "IAM Preferred Stock" and "IFFA Preferred Stock," respectively, shall be fewer than twenty-two and one-half percent (22.5%) of the total number of directors comprising the Board, then the holders of the ALPA Preferred Stock, IAM Preferred Stock and IFFA Preferred Stock voting as a single class shall have the right to elect additional directors to the Board so that the aggregate number of directors elected by the holders of the ALPA Preferred Stock, IAM Preferred

       Stock and IFFA Preferred Stock shall constitute at least 22.5% of the total number of directors comprising the Board.

        (c) At each meeting of stockholders at which the holders of the ALPA Preferred Stock shall have the exclusive right to elect the ALPA Director as provided in paragraph (b) of this Section 7, the presence in person or by proxy of the holders of record of one-third (1/3) of the total number of shares of the ALPA Preferred Stock then outstanding shall be necessary and sufficient to constitute a quorum of such series for such election by such stockholders as a series. At any such meeting or adjournment thereof:

            (i) The absence of a quorum of the holders of ALPA Preferred Stock shall not prevent the election of directors other than the ALPA Director, and the absence of a quorum of the holders of any other class or series of stock for the election of such other directors shall not prevent the election of the ALPA Director; and

            (ii) In the absence of either or both such quorums, a majority of the holders present in person or by proxy of the class or series which lack a quorum shall have the power to adjourn for a period of up to thirty (30) days the meeting for election of directors which they are entitled to elect from time to time without notice other than announcement at the meeting until a quorum shall be present.

        (d) Subject to Article Ninth of the Certificate of Incorporation, any vacancies on the Board resulting from the death, resignation, disqualification, or removal of any ALPA Director shall be filled only by a vote of the holders of the ALPA Preferred Stock.

        (e) The ALPA Preferred Stock shall be deemed "Voting Stock" for purposes of the Certificate of Incorporation.

      Section 8. Conversion. Each share of ALPA Preferred Stock shall automatically convert into one share of Common Stock upon the withdrawal of such share of ALPA Preferred Stock from the trust in which such stock is held. The certificate or certificates for shares of ALPA Preferred Stock so converted may be surrendered to any transfer agent of the Corporation for such ALPA Preferred Stock, duly endorsed in blank for transfer. As soon as practicable after the surrender of such certificate or certificates as provided above, the Corporation shall cause to be issued and delivered, at the office of such transfer agent, to or on the order of the holder of the certificates thus surrendered, a certificate or certificates for the number of shares of Common Stock issuable hereunder upon the conversion of such shares of ALPA Preferred Stock.

      Section 9. Amendment. This Certificate of Designations, Preferences and Rights relating to the ALPA Preferred Stock (the "Certificate of Designations") may be amended only upon the unanimous approval of the holders of record of the outstanding shares of ALPA Preferred Stock.

  This Certificate of Designations, Preferences and Rights shall be effective as of August 23, 1995.


  IN WITNESS WHEREOF, the undersigned has executed this Certificate of Designations and does affirm the foregoing as true under the penalties of perjury this __ day of August, 1995.

                          TRANS WORLD AIRLINES, INC.



                       By:  /s/ Robert Peiser
                            -----------------
                            Robert Peiser
                       Its: Executive Vice President
                            and Chief Financial Officer



ATTEST:


By:  /s/ Kathleen A. Soled
     ---------------------
     Kathleen A. Soled
Its: Secretary

[CORPORATE SEAL]

STATE OF MISSOURI    )
                     )  SS.
COUNTY OF ST. LOUIS  )


  The undersigned, a Notary Public in and for the aforesaid County and State, certifies that on this ____ day of August, 1995, Robert Peiser, the Executive Vice President and Chief Financial Officer of Trans World Airlines, Inc. (the "Corporation") and Kathleen A. Soled, Secretary of the Corporation, known to me personally to be such, duly executed the foregoing Certificate before me and acknowledged said Certificate to be their act and deed made on behalf of the Corporation, and acknowledged that the facts stated therein are true. The signatures on the attached Certificate of said Chief Financial Officer and said Secretary of the Corporation are in the handwriting of said Chief Financial Officer and said Secretary, respectively, and the seal affixed to the Certificate is the corporate seal of the Corporation.

 IN WITNESS WHEREOF, I have hereunto set my hand and seal of office this 17 day of August, 1995.


                          /s/ Kristine R. Wall
                          --------------------
                          Notary Public

(Notarial Seal)

                          Kristine R. Wall
                          Notary Public-Notary Seal
                          State of Missouri
                          St. Louis County
                          My Commission Expires:  August 29, 1997